SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Acuity Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	$125 per Exchange Act Rules O-11(c)(1)(ii), 14a06(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ACUITY BRANDS, INC.

1170 Peachtree Street, NE
Suite 2400
Atlanta, Georgia 30309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held December 18, 2003

       The annual meeting of stockholders of ACUITY BRANDS, INC. (the “Corporation” or “Acuity Brands”) will be held on Thursday, December 18, 2003, at 1:00 p.m. in the Chambers Amphitheatre at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia, for the following purposes:

(1)	to elect three (3) directors whose terms expire at the annual meeting;

(2)	to approve the amended and restated Acuity Brands, Inc. Long-Term Incentive Plan;

(3)	to ratify the appointment of the Corporation’s independent auditors; and

(4)	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on October 23, 2003 as the record date for the determination of the stockholders who will be entitled to notice of and to vote at this meeting or any adjournments thereof.

      A list of the stockholders entitled to vote at the meeting may be examined at the Corporation’s executive offices, 1170 Peachtree Street, NE, Suite 2400, Atlanta, Georgia, during the ten-day period preceding the meeting.

By order of the Board of Directors,

HELEN D. HAINES
Vice President and Secretary

November 12, 2003

YOUR VOTE IS IMPORTANT

      IF YOU ARE A STOCKHOLDER OF RECORD, YOU CAN VOTE YOUR SHARES BY THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

      IF YOU WISH TO VOTE BY MAIL, PLEASE DATE, SIGN, AND MAIL THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

PROXY STATEMENT
GENERAL INFORMATION
ITEM 1 -- ELECTION OF DIRECTORS
Director Nominees for Three-Year Terms Expiring at the 2006 Annual Meeting
Directors with Terms Expiring at the 2004 and 2005 Annual Meetings
Compensation of Directors
Other Information Concerning the Board and its Committees
Certain Relationships and Related Party Transactions
MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Long-Term Incentive Plans -- Awards in Last Fiscal Year
Aggregated Option Exercises and Fiscal Year-End Option Values
Disclosure with Respect to Equity Compensation Plans
Employment Contracts, Severance Arrangements, and Other Agreements
Pension and Supplemental Retirement Benefits
REPORT OF THE COMPENSATION COMMITTEE
Compensation Policies for Executive Officers
Executive Officers’ 2003 Compensation
Chief Executive Officer’s 2003 Compensation
Compensation Committee Interlocks and Insider Participation
BENEFICIAL OWNERSHIP OF THE CORPORATION’S SECURITIES
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 2 -- APPROVAL OF THE AMENDED AND RESTATED ACUITY BRANDS, INC. LONG-TERM INCENTIVE PLAN
Purposes of the Amended Plan
Nature of the Amendments
Description of the Plan
Awards Issuable Under The Plan
Federal Income Tax Consequences of Certain Awards
New Plan Benefits
ITEM 3 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
FEES BILLED BY INDEPENDENT AUDITORS
OTHER MATTERS
NEXT ANNUAL MEETING -- STOCKHOLDER PROPOSALS
EXHIBIT A

ACUITY BRANDS, INC.

1170 Peachtree Street, NE
Suite 2400
Atlanta, Georgia 30309

PROXY STATEMENT

       The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Corporation for the annual meeting of stockholders to be held on December 18, 2003. Enclosed with this proxy statement are a proxy for use at the meeting and a copy of the Corporation’s annual report to stockholders, which includes the annual report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) for the fiscal year ended August 31, 2003. This proxy statement and the enclosed proxy are initially being mailed to stockholders on or about November 12, 2003.

GENERAL INFORMATION

Proxy

      Stockholders are requested to provide their voting instructions by the Internet, by telephone, or by mail on the enclosed proxy using the accompanying envelope. Stockholders who hold their shares through a bank or broker can vote by the Internet or by telephone if these options are offered by the bank or broker. At any time before the proxy is voted at the annual meeting, it may be revoked by written notice to the Secretary of the Corporation. Proxies that are properly delivered, and not revoked, will be voted in accordance with stockholders’ directions. Where no direction is specified on proxies returned, proxies will be voted for the election of the nominees for director listed below, for approval of the amended and restated Acuity Brands, Inc. Long-Term Incentive Plan, and for ratification of the appointment of Corporation’s independent auditors for fiscal year 2004.

      Stockholders may deliver their proxy using one of the following methods:

      By the Internet. Stockholders of record may give their voting instructions by the Internet as described on the proxy card. Internet voting is also available to stockholders who hold shares in the BuyDirect Plan, in the Employee Stock Purchase Plan, or in a 401(k) plan sponsored by the Corporation. The Internet voting procedure is designed to verify the voting authority of stockholders. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded. Please see your proxy card for specific instructions.

      By Telephone. Stockholders of record may give their voting instructions using the toll-free number listed on the proxy card. Telephone voting is also available to stockholders who hold shares in the BuyDirect Plan, in the Employee Stock Purchase Plan, or in a 401(k) plan sponsored by the Corporation. The telephone voting procedure is designed to verify the voting authority of stockholders. The procedure allows you to vote your shares and to confirm that your vote has been properly recorded. Please see your proxy card for specific instructions.

      By Mail. Stockholders may sign, date, and mail their proxies in the postage-paid envelope provided. If you sign, date, and mail your proxy card without providing voting instructions on specific items, your proxy will be voted as stated above.

Stock Outstanding and Voting Rights

      As of October 23, 2003, the record date for the annual meeting, there were 41,772,985 shares of common stock outstanding and entitled to vote. The holders of common stock, the only class of voting stock of the Corporation outstanding, are entitled to one vote per share for the election of directors and on the other matters presented.

Voting Procedure

      Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of establishing a quorum but as not voted for purposes of determining the approval of any matter submitted to the stockholders. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of establishing a quorum but not entitled to vote with respect to that matter.

Solicitation

      The cost of soliciting proxies is paid by the Corporation. The Corporation has retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies for a fee of approximately $7,500 and reimbursement of certain expenses. Officers and regular employees of the Corporation, at no additional compensation, may also assist in the solicitation of proxies. Solicitation will be by mail and perhaps by telephone and personal contact.

Explanatory Note Regarding Spin-off Transaction

      The Corporation became an independent public company through a spin-off from National Service Industries, Inc. (“NSI”). On November 7, 2001, the board of directors of NSI approved the spin-off (the “Spin-off”) of its lighting equipment and specialty products businesses into a separate publicly-traded company with its own management and board of directors. The Spin-off was effected on November 30, 2001 through a tax-free distribution of 100 percent of the outstanding shares of common stock of the Corporation, which at that time was a wholly-owned subsidiary of NSI owning and operating its lighting equipment and specialty products businesses. In connection with the Spin-off, certain of the executive officers and directors of NSI resigned and joined the Corporation in similar positions. NSI previously distributed an information statement describing the Spin-off.

      Certain information required to be disclosed in a proxy statement generally relates to a company’s prior fiscal years, such as information relating to executive compensation. Because the Corporation was a wholly-owned subsidiary of NSI until November 30, 2001 and certain of the executive officers and directors of the Corporation were previously executive officers and directors of NSI, certain information regarding NSI prior to the Spin-off has been included.

ITEM 1 — ELECTION OF DIRECTORS

      The members of the Board of Directors are divided into classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders for the year in which the term for their class expires. The terms for three (3) directors of the Corporation expire at this annual meeting. Leslie M. Baker, whose term also expires at this meeting, is retiring as a director and is not standing for reelection, and the number of directors is being reduced from ten (10) to nine (9) effective upon expiration of Mr. Baker’s term. The directors elected at this annual meeting will hold office for three-year terms expiring at the 2006 annual meeting or until their successors are elected and qualified.

      To be elected, a nominee must receive a plurality of the votes cast at the meeting. The persons named as proxies in the accompanying proxy, or their substitutes, will vote for the election of the nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. No nominee for election as a director is proposed to be elected pursuant to any arrangement or understanding between the nominee and any other person or persons. It is believed that all such nominees are available for election. If any of the nominees are unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment.

Director Nominees for Three-Year Terms Expiring at the 2006 Annual Meeting

      All of the director nominees listed below are currently directors of the Corporation. James S. Balloun has served continuously since his election in December 2001, Julia B. North has served continuously since her election in June 2002, and Jay M. Davis has served continuously since his election in September 2003. Following is a brief summary of each director nominee’s business experience, other directorships held, and membership on the standing committees of the Board of Directors of the Corporation.

If Elected,
Term Expires
at the Annual
Meeting for the
Fiscal Year
Name and Principal Business Affiliations	Ended

JAMES S. BALLOUN
Mr. Balloun, 65 years old, was elected Chairman of the Board, President, and Chief Executive Officer of the Corporation effective December 2001. Through November 2001, Mr. Balloun served NSI as Chairman of the Board and Chief Executive Officer from February 1996 and as President from October 1996. He was previously affiliated with the management consulting firm McKinsey & Company, Inc., where he served as a Director from June 1976 until January 1996. Mr. Balloun is a director of Georgia-Pacific Corporation, Radiant Systems, Inc., and Wachovia Corporation. He is Chairman of the Executive Committee of the Board.	2006

JAY M. DAVIS Mr. Davis, 55 years old, has served as the Chairman and Chief Executive Officer of National Distributing Company, Inc. (“NDC”) since January 2003. He served as President and Co-Chief Executive Officer from February 1997 through December 2002. NDC is a privately-held distributor of alcoholic beverages headquartered in Atlanta, Georgia. Mr. Davis is a member of the Compensation Committee of the Board.	2006

If Elected,
Term Expires
at the Annual
Meeting for the
Fiscal Year
Name and Principal Business Affiliations	Ended

JULIA B. NORTH Ms. North, 56 years old, is the retired President and Chief Executive Officer of VSI Enterprises, Inc., a Georgia-based manufacturer of video conferencing systems, which she served from November 1997 to July 1999. She served in various positions at BellSouth Corporation from 1972 through October 1997, most recently as President, Consumer Services. In this role, she presided over BellSouth’s largest business unit. She is a director of MAPICS, Inc., Simtrol, Inc., and Winn-Dixie Stores, Inc. Ms. North is a member of the Compensation Committee of the Board.	2006

Directors with Terms Expiring at the 2004 and 2005 Annual Meetings

      The current directors listed below will continue in office for the remainder of their terms in accordance with the By-Laws of the Corporation. All of the directors have served continuously since their election in December 2001, except that Earnest W. Deavenport, Jr. has served continuously since his election in June 2002, and Robert F. McCullough has served continuously since his election in March 2003.

Term Expires
at the Annual
Meeting for the
Fiscal Year
Name and Principal Business Affiliations	Ended

PETER C. BROWNING
Mr. Browning, 62 years old, has served as non-executive Chairman of Nucor Corporation since September 2000 and has also served as Dean of the McColl Graduate School of Business at Queens University of Charlotte, North Carolina, since March 2002. He previously served Sonoco Products Company as President and Chief Executive Officer from 1998 to 2000 and President and Chief Operating Officer from 1995 to 1998. He is a director of EnPro Industries, Inc., Lowe’s Companies, Inc., Nucor Corporation, The Phoenix Companies, Inc., Sykes Enterprises, Inc., and Wachovia Corporation. Mr. Browning is a member of the Compensation Committee of the Board.	2005

JOHN L. CLENDENIN Mr. Clendenin, 69 years old, is Chairman Emeritus of BellSouth Corporation, which he served as Chairman from December 1996 to December 1997 and as Chairman, President and Chief Executive Officer from 1983 until December 1996. He is a director of Coca-Cola Enterprises Inc., Equifax Inc., The Home Depot, Inc., The Kroger Company, and Powerwave Technologies, Inc. Mr. Clendenin is Chairman of the Audit Committee and a member of the Executive Committee of the Board.	2004

Term Expires
at the Annual
Meeting for the
Fiscal Year
Name and Principal Business Affiliations	Ended

EARNEST W. DEAVENPORT, JR. Mr. Deavenport, 65 years old, is the retired Chairman and Chief Executive Officer of Eastman Chemical Company, where he served in such positions from 1994 to 2002. He served as President of Eastman Chemical Company and as Group Vice President, Eastman Kodak Company from 1989 to 1994. He is a director of AmSouth Bancorporation, King Pharmaceuticals, Inc., and Theragenics Corporation. Mr. Deavenport is a member of the Audit Committee of the Board.	2005

ROBERT F. MCCULLOUGH
Mr. McCullough, 61 years old, has served as the Chief Financial Officer of AMVESCAP PLC since April 1996. AMVESCAP offers investment management and mutual fund services primarily under the principal brand names INVESCO, AIM and Atlantic Trust. Mr. McCullough joined the New York audit staff of Arthur Andersen LLP in 1964 and served as Managing Partner in Atlanta from 1987 until April 1996. Mr. McCullough is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants. He is a director of AMVESCAP PLC and Mirant Corporation. Mr. McCullough is a member of the Audit Committee of the Board.	2004

RAY M. ROBINSON Mr. Robinson, 55 years old, has served as President of the East Lake Golf Club and Vice Chairman of Atlanta’s East Lake Community Foundation since May 2003. He served AT&T Corporation as President of the Southern Region from 1996 to May 2003 and as Vice President — Corporation Relations from 1994 to 1996. He is a director of Aaron Rents, Inc., Avnet, Inc., Citizens Trust Bank, and Mirant Corporation. Mr. Robinson is Chairman of the Compensation Committee and a member of the Executive Committee of the Board.	2005

NEIL WILLIAMS Mr. Williams, 67 years old, is the retired General Counsel of AMVESCAP PLC, where he served from October 1999 to December 2002. AMVESCAP offers investment management and mutual fund services primarily under the principal brand names INVESCO, AIM and Atlantic Trust. Mr. Williams was a partner with the law firm Alston & Bird LLP and its predecessors from 1965 to October 1999 and served as managing partner from 1984 to 1996. He is a director of NDCHealth Corporation. Mr. Williams is Chairman of the Governance Committee and a member of the Executive Committee of the Board.	2004

Compensation of Directors

      During the fiscal year ended August 31, 2003, each director who was not an employee of the Corporation received an annual director fee in the amount of $40,000 until January 2003, when it was increased to $50,000, and an additional annual fee of $5,000 for serving as chairman of a committee, payable quarterly in each case.

Also in January 2003, a special meeting fee of $1,250 was implemented for each meeting attended in addition to the regularly scheduled quarterly meetings of the Board and its committees. In 2003 the average annual fee paid to nonemployee directors, excluding fees payable to committee chairs, totaled $46,667. Under the Corporation’s Nonemployee Director Deferred Stock Unit Plan, directors are paid one-half of their annual fee in deferred stock units and may elect to receive additional portions of their annual fee and their special meeting and chairman fees, if any, in deferred stock units. Under the Plan, nonemployee directors receive a one-time grant of 1,000 deferred stock units upon their election and an annual grant of 350 deferred stock units. The value and return on deferred stock units is equivalent to the value and return on Acuity Brands stock. A director’s account is generally payable in cash on or after retirement. There is no other retirement plan for nonemployee directors.

      Pursuant to the Acuity Brands, Inc. Nonemployee Directors’ Stock Option Plan, stock options for the purchase of 1,500 Acuity Brands shares are granted annually on the day of the annual meeting of stockholders at the fair market value on the grant date. The exercise price of the grants awarded on December 19, 2002 was $14.95 per share, the fair market value on the grant date. The options granted pursuant to the Nonemployee Directors’ Stock Option Plan are exercisable after one year and remain exercisable for a period of ten years from the grant date.

      Directors may participate in the Corporation’s matching gift program. Under this program, the Corporation will match charitable contributions up to a total of $5,000 per individual each fiscal year.

      For information on compensation for Mr. Balloun, who also served as an executive officer during the fiscal year, see “Executive Compensation” below.

Other Information Concerning the Board and its Committees

      The Board of Directors has delegated certain functions to the following standing committees:

      The Audit Committee is responsible for certain matters pertaining to the auditing, internal control, and financial reporting of the Corporation, as set forth in the Committee’s report below and in its charter. All members of the Committee are independent under the requirements of the Sarbanes-Oxley Act of 2002. In addition, the members of the Committee meet the current independence and financial literacy requirements of the listed company rules of the New York Stock Exchange, as amended from time to time. At each quarterly meeting, the Audit Committee meets separately with the independent auditors and with the internal auditors without management present. The Committee is comprised of John L. Clendenin, Chairman, Earnest W. Deavenport, Jr., and Robert F. McCullough (beginning in March 2003). Julia B. North served on the Committee until March 2003. The Board has determined that one Audit Committee member, Mr. McCullough, satisfies the “audit committee financial expert” criteria adopted by the Commission under Section 407 of the Sarbanes-Oxley Act. The Committee held eleven meetings during the 2003 fiscal year.

      The Compensation Committee is responsible for certain matters relating to the compensation of the executive officers of the Corporation, as set forth in the Committee’s report below. At each meeting, the Compensation Committee meets with the independent compensation consultant without management present. The Committee is comprised of Ray M. Robinson, Chairman, Peter C. Browning, Julia B. North (beginning in March 2003), and Jay M. Davis (beginning in September 2003), who are independent directors. It held three meetings during the 2003 fiscal year.

      The Governance Committee is responsible for reviewing matters pertaining to the composition, organization and practices of the Board of Directors (including recommendation of the Corporation’s Corporate Governance Guidelines, and the Code of Ethics and Business Conduct and a periodic evaluation of the Board in meeting its corporate governance responsibilities) and for recommending to the full Board a slate of directors for consideration by the stockholders at the annual meeting and candidates to fill any vacancies on the Board. The Committee is comprised of Neil Williams, Chairman, and Leslie M. Baker, Jr. It held four meetings during the 2003 fiscal year.

      The Governance Committee will consider recommendations for director nominees from stockholders made in writing and addressed to the attention of the Chairman of the Governance Committee, c/o Helen D.

Haines, Vice President and Secretary, Acuity Brands, Inc., 1170 Peachtree Street, NE, Suite 2400, Atlanta, Georgia, 30309. Stockholders making recommendations for director nominees to the Committee should provide the same information required for nominations by stockholders at an annual meeting, as explained below under “Next Annual Meeting — Stockholder Proposals.”

      The Executive Committee is authorized to perform all of the powers of the full Board, except the power to amend the By-Laws and except as restricted by the Delaware General Corporation Law. The Committee is comprised of James S. Balloun, Chairman, John L. Clendenin, Ray M. Robinson, and Neil Williams. It held no meetings during the fiscal year and took one action by unanimous written consent.

      In the opinion of the Board, the Board and its committees perform their duties in accordance with the current regulations of the Commission and the New York Stock Exchange. At each regular quarterly meeting, the Board of Directors meets without management present. Non-management director sessions are led by the Chairman of the Governance Committee. The Executive Committee is called upon in very limited circumstances due to reliance on the other standing committees of the Board and the direct involvement of the entire Board in governance matters.

      During the fiscal year ended August 31, 2003, the Board of Directors met six times and took one action by unanimous written consent. All directors, except Mr. McCullough, attended at least 75% of the total meetings held by the Board and their respective committees during the fiscal year. Mr. McCullough, who attended 67% of total meetings held following his election to the Board, was absent only for meetings in March due to surgery.

Certain Relationships and Related Party Transactions

      The Corporation has transactions in the ordinary course of business with unaffiliated corporations and institutions, or their subsidiaries, for which certain nonemployee directors of the Corporation serve as directors or officers. With respect to those companies having common nonemployee directors with the Corporation, management believes the directors have no direct or indirect material interest in transactions in which the Corporation engages with those companies.

      Mr. Baker served as an officer of Wachovia Corporation until his retirement in February 2003. Wachovia, through its subsidiaries and affiliates, provides various banking services to the Corporation and certain of its subsidiaries such as credit, cash management and trustee services. Mr. Robinson is a retired officer of AT&T Corporation, which provides both regulated and non-regulated services to the Corporation. Mr. McCullough is an officer of AMVESCAP PLC. Mr. Williams was also an officer of AMVESCAP PLC until his retirement in January 2003. AMVESCAP’s subsidiary, AMVESCAP Retirement, serves as administrator, trustee and record keeper for certain of the Corporation’s defined contribution plans and performs investment management services for certain plan assets. The Corporation considers the amounts involved in all such services and transactions not to be material in relation to its business, and believes that such amounts are not material in relation to the business of these organizations or individuals. Management believes that the terms on which business is conducted with these organizations are no less favorable than those available from other organizations.

MANAGEMENT

Executive Officers

      Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. James S. Balloun serves as a Director and as an executive officer. His business experience is discussed above in “Item 1 — Election of Directors — Director Nominees for Three-Year Terms Expiring at the 2006 Annual Meeting.”

      Other executive officers are:

Name and Principal Business Affiliations

JOHN K. MORGAN
Mr. Morgan, 49 years old, has served as Senior Executive Vice President and Chief Operating Officer of the Corporation since June 2002 and served as Executive Vice President from December 2001 until June 2002. He previously served as President of the Holophane unit of NSI from September 1999 until the Spin-off. He also served as Executive Vice President of the Lithonia Lighting Group from 1999 to 2001. Mr. Morgan joined Lithonia Lighting in 1977 and held a variety of senior management positions prior to 1999.

VERNON J. NAGEL
Mr. Nagel, 45 years old, has served as Executive Vice President and Chief Financial Officer of the Corporation since December 2001. Mr. Nagel was a principal with Jepson Associates, Inc., a private investment company, from 1999 until joining the Corporation. He was Executive Vice President, Chief Financial Officer and Treasurer of Kuhlman Corporation, a diversified industrial manufacturing, from 1993 to 1999. Mr. Nagel is a Certified Public Accountant (inactive).

JAMES H. HEAGLE
Mr. Heagle, 59 years old, has served as Executive Vice President of the Corporation and President of Acuity Specialty Products Group, Inc. since November 2001 and as Chief Executive Officer of Acuity Specialty Products Group, Inc. since June 2002. He served as President of NSI Chemicals Group from May 2000 until the Spin-off. He previously served as President and Chief Operating Officer of Calgon Corporation from 1996 until 2000. Prior to Calgon, Mr. Heagle spent 24 years in various management positions with Mobil Chemical.

KENNETH W. HONEYCUTT, JR.
Mr. Honeycutt, 52 years old, has served as Executive Vice President of the Corporation and President of Acuity Lighting Group, Inc. since November 2001 and as Chief Executive Officer of Acuity Lighting Group, Inc. since June 2002. He served as President of the Lithonia Lighting business unit of NSI from June 2000 until the Spin-off. Mr. Honeycutt previously served in a variety of positions at Lithonia Lighting since 1972, overseeing a broad range of processes and products.

KENYON W. MURPHY
Mr. Murphy, 46 years old, has served as Senior Vice President and General Counsel of the Corporation since its incorporation in 2001. He served as Senior Vice President and General Counsel of NSI from April 2000 until the Spin-off. Previously, he served as Vice President and Associate Counsel of NSI from 1996 until April 2000 and as Secretary of NSI from 1992 until 1998. Mr. Murphy joined NSI in 1985.

Name and Principal Business Affiliations

JOSEPH G. PARHAM, JR.
Mr. Parham, 54 years old, has served as Senior Vice President, Human Resources of the Corporation since December 2001. Previously, Mr. Parham served as Senior Vice President, Human Resources of NSI from May 2000 until the Spin-off. Prior to joining NSI, he was President and Chief Operating Officer of Polaroid Eyeware from 1999 until May 2000 and Senior Vice President of Worldwide Human Resources of Polaroid Corporation from 1994 until 1999. Mr. Parham is a director of International Multifoods Corporation.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table presents the compensation paid by the Corporation for fiscal years 2003 and 2002 and by NSI and its affiliates for fiscal year 2001 to the individual who served as the Corporation’s Chief Executive Officer during the 2003 fiscal year and to the four other most highly compensated executive officers during the 2003 fiscal year (the five officers referred to herein as the “named executive officers”).

					Long-Term
					Compensation
		Annual Compensation
					Awards(3)	Payouts
				Other
				Annual	Securities		All Other
				Compen-	Underlying	LTIP	Compen-
	Fiscal		Bonus	sation	Options	Payout	sation
Name and Principal Position	Year	Salary($)	($)(1)	($)(2)	(#)(4)	($)(5)	($)(6)

James S. Balloun	2003	850,000	612,000	16,800	25,000	0	7,200
Chairman of the Board, President	2002	850,000	280,500	16,800	400,000	0	5,000
and Chief Executive Officer	2001	850,000	0	4,800	483,556	0	0

John K. Morgan	2003	375,000	225,000	14,250	19,000	0	7,200
Sr. Executive Vice President	2002	333,750	83,438	9,501	190,000	0	8,345
and Chief Operating Officer	2001	317,750	0	0	75,306	148,666	12,825

Vernon J. Nagel(7)	2003	357,200	223,250	0	100,000	0	7,789
Executive Vice President	2002	282,777	188,407	51,851	160,000	0	4,911
and Chief Financial Officer	2001	N/A	N/A	N/A	N/A	N/A	N/A

Kenneth W. Honeycutt, Jr.	2003	350,000	222,075	11,100	19,000	0	7,200
Executive Vice President,	2002	329,583	82,396	0	160,000	0	8,417
Acuity Brands, Inc.; President	2001	317,750	0	0	75,306	163,170	7,710
and Chief Executive Officer,
Acuity Lighting Group, Inc.

Joseph G. Parham	2003	315,000	177,188	14,250	19,000	0	5,710
Senior Vice President, Human Resources	2002	315,000	63,945	16,610	160,000	0	7,586
	2001	307,500	0	74,542	62,500	0	4,464

(1)	The amount shown for Mr. Nagel in 2002 includes a one-time signing bonus of $100,000.
(2)	The amounts shown for Messrs. Balloun, Morgan, Honeycutt, and Parham include an automobile allowance of $400 per month. The amounts shown also include reimbursement of relocation expenses of $51,851 in 2002 for Mr. Nagel and $69,742 in 2001 for Mr. Parham. In addition, the amounts shown include payments to outside vendors for financial consulting services in the amount of $12,000 in 2003 and 2002 for Mr. Balloun; $9,450 in 2003 and $9,501 in 2002 for Mr. Morgan; $4,400 in 2003 for Mr. Honeycutt; and $9,450 in 2003 and $11,810 in 2002 for Mr. Parham.

(3)	Awards made in fiscal year 2003 were made prior to the first meeting of stockholders occurring more than 12 months after the Spin-off, to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the rule governing deductibility of awards under compensation plans for named executive officers.
(4)	The amounts shown for Mr. Balloun include long-term options for 139,769 shares for fiscal year 2001 granted in exchange for a portion of the respective 2000 LTIP award payout, as discussed in Note 5 below. The options were valued for purposes of the exchange at $7.00 per share, the approximate Black-Scholes value at the time of the exchange election as determined by an independent compensation consultant. The amounts shown for fiscal years 2003 and 2001 include performance-based restricted share awards, as follows: 25,000 shares for 2003 and 51,140 shares for 2001 for Mr. Balloun; 19,000 shares for 2003 and 10,456 shares for 2001 each for Messrs. Honeycutt and Morgan; and 19,000 shares for 2003 and 10,116 shares for 2001 for Mr. Parham. No stock appreciation rights were granted during the periods shown. In connection with the Spin-off, share amounts shown in the table for 2001 relating to stock options and unvested restricted shares have been converted using a ratio of 1.170588.
(5)	Half of each amount was paid in shares of the Corporation’s stock (at a value of $23.60 in 2001) and the remaining half was paid in cash.
(6)	The amounts shown include 401(k) matching amounts for Mr. Balloun of $7,200 in 2003, for Mr. Morgan of $7,200 in 2003, $5,845 in 2002, and $7,351 in 2001, for Mr. Nagel of $7,789 in 2003 and $4,911 in 2002, for Mr. Honeycutt of $7,200 in 2003, $5,917 in 2002, and $5,100 in 2001, and for Mr. Parham of $5,710 in 2003, $5,086 in 2002, and $4,464 in 2001. The amounts shown in 2002 also include profit sharing contributions for Messrs. Morgan and Honeycutt. In addition, amounts shown for 2002 include the Corporation’s matching contribution to the Executives Deferred Compensation Plan (“EDCP”) in the amount of $5,000 for Mr. Balloun and $2,500 for Messrs. Morgan, Honeycutt, and Parham. The EDCP was frozen in 2003.
(7)	Mr. Nagel commenced employment with the Corporation effective as of November 15, 2001.

Option Grants in Last Fiscal Year

      The following table contains information concerning stock options that were granted to Mr. Nagel during the fiscal year ended August 31, 2003, as disclosed in the Summary Compensation Table above. The option grant was in lieu of the restricted stock grant made to other named executive officers and was made to satisfy obligations under his employment agreement. No other named executive officer received stock options during the 2003 fiscal year. The Corporation did not award any stock appreciation rights or reprice any stock options during the year.

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present Value
Name	Granted (#)	Fiscal Year(1)	($/Share)	Date(2)	($)(3)

Vernon J. Nagel	100,000	75.5%	$14.34	4/1/2013	$438,500

(1)	Awards in 2003 under the Long-Term Incentive Plan consisted of performance-based restricted stock of 503,560 shares and stock options for 122,000 shares. Therefore, Mr. Nagel’s award represented 15.9% of total shares awarded during 2003.
(2)	Mr. Nagel’s options have a ten-year term, subject to earlier termination upon certain events related to termination of employment, and generally vest monthly over three years. The Compensation Committee has discretion, subject to limitations in the Long-Term Incentive Plan, to modify the terms of outstanding options, except that no modification can adversely alter or impair any rights or obligations without the Optionee’s consent and the Committee does not have the authority to materially modify outstanding options or accept the surrender of outstanding options and grant substitute options or change the exercise price of any outstanding option granted pursuant to the Plan.
(3)	The estimated values assume a risk-free rate of return of 3.0%, a dividend yield of 4.4%, an option term of eight years, and stock price volatility having a standard deviation of 0.438. The actual value, if any, that an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

Long-Term Incentive Plans — Awards in Last Fiscal Year

      The following table contains information concerning the grant of performance-based restricted shares to the named executive officers, other than Mr. Nagel, during the 2003 fiscal year.

			Estimated Future Payments under
	Number of	Performance or	Non-Stock Price-Based Plans
	Shares, Units	Other Period Until
	Or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)	Payout(1)	($)(2)	($)(3)	($)(3)

James S. Balloun	25,000	4 years	$0	$447,750	$447,750
John K. Morgan	19,000	4 years	0	340,290	340,290
Kenneth W. Honeycutt, Jr.	19,000	4 years	0	340,290	340,290
Joseph G. Parham	19,000	4 years	0	340,290	340,290

(1)	The performance-based restricted shares awarded to the four named executive officers listed are subject to achievement of performance measures, consisting of debt reduction, growth in earnings per share, and growth of the Corporation’s stock price. The shares are granted in 25 percent increments upon achievement of at least two of the three progressive defined performance measures and the completion of related target years (as defined in the award agreements). Achievement of the performance measures for any given target year is determined by the Compensation Committee of the Board. During fiscal year 2003, performance measures for the first target year were achieved for one-fourth of the total award. Beginning on the achievement date, the named executive officers were entitled to vote and receive dividends on those shares for which the performance targets had been achieved. The shares will vest on November 30, 2003 and, until that time, are subject to forfeiture unless the officer is 65, or is 55 with ten years of service, resulting in the shares being fully vested at the time the Compensation Committee determined that performance targets had been achieved. At the time of the initial award, each named executive officer could elect to defer receipt of 50% or 100% of the shares into an existing deferred compensation plan upon achievement of the performance targets.

(2)	The threshold payout amount is estimated at zero since no payout must be made to the named executive officers shown unless at least two of three of the performance measures (described above) for one of the target years is achieved before the award expires on December 17, 2006. Upon the achievement of the performance measures for the first target year during fiscal year 2003, as outlined above, one-fourth of the total award was transferred into restricted accounts for each of the named executive officers shown. The shares will remain restricted until November 30, 2003. The number of restricted shares and their estimated values are as follows: Mr. Balloun, 6,250 restricted shares with an estimated value of $111,938 and Messrs. Morgan, Honeycutt and Parham, 4,750 restricted shares each with an estimated value of $85,073 each. The estimated values have been calculated using the closing stock price of $17.91 of the Corporation’s common stock on the New York Stock Exchange on August 29, 2003.

(3)	The target and maximum payout amounts, which have been calculated using the closing stock price of $17.91 of the Corporation’s common stock on the New York Stock Exchange on August 29, 2003, assumed the achievement of 100% of all the performance measures (described above) in all of the target years. The actual value, if any, that an executive may realize will depend upon: (a) the achievement of performance measures, and (b) the stock price on the date the restricted shares vest. There is no assurance the value realized by an executive will be the value shown in the table.

Aggregated Option Exercises and Fiscal Year-End Option Values

      As shown in the table below, none of the named executive officers exercised stock options during the fiscal year ended August 31, 2003. The table summarizes the aggregate number of exercisable and unexercisable options held by each named executive officer, along with the corresponding in-the-money values, using the closing price of $17.91 of Acuity Brands common stock on the New York Stock Exchange on August 29, 2003.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options
	Shares		Options at FY-End		at FY-End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James S. Balloun	0	0	1,279,791	456,887	$937,416	$1,302,314
John K. Morgan	0	0	117,413	160,847	$282,322	$518,917
Vernon J. Nagel	0	0	144,440	115,560	$563,649	$450,951
Kenneth W. Honeycutt, Jr.	0	0	117,947	140,847	$264,922	$484,117
Joseph G. Parham	0	0	78,008	110,017	$199,834	$355,436

Disclosure with Respect to Equity Compensation Plans

      The following table gives information as of August 31, 2003 about equity awards under the Corporation’s Long-Term Incentive Plan, the Nonemployee Directors’ Stock Option Plan, and the Employee Stock Purchase Plan.

Number of
Securities
	Number of		Remaining Available
	Securities to		for Future Issuance
	be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price	Compensation Plans
	Outstanding	of Outstanding	(Excluding those
	Options,	Options, Warrants	Currently
Plan Category	Warrants and Rights	and Rights	Outstanding)

Equity compensation plans approved by the security holders(1)	6,940,139 (2)	$19.08	1,993,956 (3)
Equity compensation plans not approved by the security holders	N/A	N/A	N/A

Total	6,940,139		1,993,956

(1)	Such plans were approved by NSI as sole stockholder of the Corporation prior to the Spin-off and an amended and restated Long-Term Incentive Plan is being presented to stockholders for approval at this annual meeting.
(2)	Includes 6,834,009 shares under the Long-Term Incentive Plan and 106,130 shares under the Nonemployee Directors’ Stock Option Plan.
(3)	Includes 1,288,388 shares available for purchase under the Employee Stock Purchase Plan, 511,698 shares available for grant under the Long-Term Incentive Plan, and 193,870 shares available for grant under the Nonemployee Directors’ Stock Option Plan.

Employment Contracts, Severance Arrangements, and Other Agreements

      In connection with the Spin-off, the Corporation assumed NSI’s February 1, 1996 employment agreement with Mr. Balloun and a related amendment to the Supplemental Retirement Plan for Executives (“SERP”). Pursuant to the terms of the SERP amendment, Mr. Balloun will be credited with two years of service under the SERP for each year of actual credited service and was vested in his SERP benefit after completing five years of employment.

      Mr. Balloun’s employment agreement provides for a lump sum severance payment of $1.5 million in the event his employment is terminated. This provision does not apply in the event of voluntary termination, termination upon death or disability, or termination for cause (as each such term is defined in the employment agreement). In the event of termination in connection with a Change in Control (as defined below), Mr. Balloun would be entitled to benefits under his Severance Protection Agreement (described below), and he would receive the greater of the benefits under the Severance Protection Agreement or the severance benefits set forth in his employment agreement.

      The Corporation has Severance Agreements with the remaining named executive officers. The Severance Agreements provide for (a) monthly severance payments in an amount equal to the executive’s then current base salary rate, (b) continuation of healthcare, life insurance, and long-term disability coverage, and (c) outplacement services, each for the severance period of 18 months in the event the executive’s employment is terminated by the Corporation, other than voluntary termination or termination for cause (as such term is defined in the Severance Agreement). Additionally, the Severance Agreements provide for a pro rata bonus in the year of termination and the vesting of restricted stock as provided in the related award agreements. The Severance Agreements also contain restrictive covenants with respect to confidentiality, non-solicitation, and non-competition and are subject to the execution of a release. The Corporation will pay reasonable legal fees and related expenses incurred by the executive in a significantly successful enforcement of his rights under the Severance Agreement. The Severance Agreements, which supersede and replace the severance benefits provided in the employment agreements of the executives who have such agreements, are effective for a rolling two-year term, which will automatically extend each day for an additional day unless terminated by either party, in which case it will continue for two years after the notice of termination.

      The Corporation has Severance Protection Agreements with each of the named executive officers. The Board intends for the Severance Protection Agreements to provide the named executive officers some measure of security against the possibility of employment loss that may result following a Change in Control in order that they may devote their energies to meeting the business objectives and needs of the Corporation and its stockholders.

      The Severance Protection Agreements are effective for a term of two years ending on November 30, 2003, and will be automatically extended for one year at the end of each year unless terminated by either party. However, the term of the Severance Protection Agreements will not expire during a “Threatened Change in Control Period” (as defined in the Severance Protection Agreements) or prior to the expiration of 24 months following a “Change in Control” (as described below). If the employment of the named executive officer is terminated within 24 months following a Change in Control or in certain other instances in connection with a Change in Control (1) by the Corporation other than for “Cause” or “Disability” or (2) by the officer for “Good Reason” (as each term is defined in the Severance Agreements), the officer will be entitled to receive (a) a pro rata bonus for the year of termination, (b) a lump sum cash payment equal to two times the sum of his base salary and bonus (in each case at least equal to his base salary and bonus prior to a Change in Control), subject to certain adjustments, (c) continuation of life insurance, disability, medical, dental, and hospitalization benefits for a period of up to 24 months, and (d) a lump sum cash payment reflecting certain retirement benefits he would have been entitled to receive had he remained employed by the Corporation for an additional two years and a reduced requirement for early retirement benefits. Additionally, all restrictions on any outstanding incentive awards will lapse and become fully vested, all outstanding stock options will become fully vested and immediately exercisable, and the Corporation will be required to purchase for cash, on demand, at the then per-share fair market value, any shares of unrestricted stock and shares purchased upon exercise of options.

      The Severance Protection Agreements provide that the Corporation shall make an additional “gross-up payment” to each officer to offset fully the effect of any excise tax imposed under Section 4999 of the Code, on any payment made to him arising out of or in connection with his employment. In addition, the Corporation will pay all legal fees and related expenses incurred by the officer arising out of his employment or termination of employment if, in general, the circumstances for which he has retained legal counsel occurred on or after a Change in Control.

      Assuming a Change in Control had occurred on October 1, 2003 and their employment had terminated on that date, the approximate cash payments that would have been made under the Severance Protection Agreements (not including the gross-up payments) would have been $5,190,591, $2,875,815, $2,145,010, $2,791,122 and $2,244,568 for Messrs. Balloun, Morgan, Nagel, Honeycutt, and Parham, respectively. The amount of the gross-up payment, if any, to be paid may be substantial and will depend upon numerous factors, including the price per share of common stock of the Corporation and the extent, if any, that payments or benefits made to the officers constitute “excess parachute payments” within the meaning of Section 280G of the Code.

      A “Change in Control” includes (1) the acquisition (other than from the Corporation) by any “person” (as that term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) other than a trustee of an employee benefit plan maintained by the Corporation or certain related entities of beneficial ownership of 20% or more of the combined voting power of the Corporation’s then outstanding voting securities, (2) a change in more than one-third of the members of the Board who were either members as of December 1, 2001 or were nominated or elected by a vote of two-thirds of those members or members so approved, or (3) a merger or consolidation involving the Corporation if the stockholders of the Corporation immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the Corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Corporation outstanding immediately before such merger or consolidation, or (4) a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation.

      Letter agreements issued to Messrs. Balloun, Morgan, Nagel, Honeycutt, and Parham in conjunction with the Severance Protection Agreements provide that in the event of a Change in Control, each such officer shall receive an annual cash bonus for that fiscal year at least equal to the annual cash bonus paid to him in the prior fiscal year, if he remains in the employ of the Corporation for the full fiscal year. Each letter agreement has an initial term of 48 months and is subject to an automatic one-year extension after each year unless terminated by the Corporation, but in no event will the term expire following a Change in Control until the Corporation’s obligations as set forth therein have been satisfied.

Pension and Supplemental Retirement Benefits

      The combined benefit for Mr. Balloun under the Corporation’s qualified defined benefit retirement plan (“Pension Plan”) and the Acuity Brands, Inc. Supplemental Retirement Plan for Executives (“SERP”), as amended, is 45% of average base salary and bonus (using the highest three consecutive years of remuneration out of the ten years preceding his retirement), less 50% of his primary Social Security benefit, and less the actuarial equivalent of his account in the 401(k) plan, assuming an annual contribution of 4% of his annual compensation over $15,000 (subject to applicable limitations on eligible compensation), any applicable matching contribution, and earnings on those amounts at 8% per annum. The estimated aggregate annual late retirement benefits payable to Mr. Balloun if he retired at age 66 under the Pension Plan and SERP total approximately $583,900. Mr. Balloun will be credited with two years of service under the SERP for each year of actual credited service and is vested in his SERP benefit. The normal form of payment is a life annuity with ten years certain.

      Effective December 31, 2002, accrual of additional benefits under the Pension Plan that includes certain executive officers was frozen. The approximate annual pension benefit payable to covered named executive officers at retirement is $11,900 (included above) for Mr. Balloun and $3,350 for Mr. Parham.

      Effective January 1, 2003, the Corporation implemented the Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan (“New SERP”) that provides an annual benefit equal to 1.6% of average base salary and bonus (using the highest three consecutive years of remuneration out of the ten years preceding an executive’s retirement) multiplied by years of service as an executive officer of the Corporation up to a maximum of 10 years. Benefits are generally payable for a 15-year period following Retirement (as defined in the New SERP) subject to such alternative forms of payment as may be determined by the Corporation. All current executive officers, other than Mr. Balloun, are eligible for the New SERP and have waived their benefits, if any, under the SERP. The frozen Pension Plan and New SERP provide a lesser retirement benefit for some executives than the Pension Plan and SERP. Consequently, Mr. Nagel and another executive officer will receive contributions to a deferred compensation plan to make them whole for the projected shortfall in benefits. The approximate average annual makeup payment for Mr. Nagel to age 60 is $35,900.

      The following table shows the estimated aggregate annual benefits payable to a covered participant at the normal retirement age of 60 under the New SERP. Benefit amounts shown are determined for a maximum of 10 years of service as an executive officer under the New SERP and do not change with additional years of service. The remuneration specified in the table below consists of salary and annual incentive bonus.

	Years of Service

Remuneration	5	10	15	20	25	30	35

$300,000	$24,000	$48,000	$48,000	$48,000	$48,000	$48,000	$48,000
400,000	32,000	64,000	64,000	64,000	64,000	64,000	64,000
500,000	40,000	80,000	80,000	80,000	80,000	80,000	80,000
600,000	48,000	96,000	96,000	96,000	96,000	96,000	96,000
700,000	56,000	112,000	112,000	112,000	112,000	112,000	112,000
800,000	64,000	128,000	128,000	128,000	128,000	128,000	128,000
900,000	72,000	144,000	144,000	144,000	144,000	144,000	144,000
1,000,000	80,000	160,000	160,000	160,000	160,000	160,000	160,000
1,200,000	96,000	192,000	192,000	192,000	192,000	192,000	192,000
1,400,000	112,000	224,000	224,000	224,000	224,000	224,000	224,000
1,600,000	128,000	256,000	256,000	256,000	256,000	256,000	256,000
1,800,000	144,000	288,000	288,000	288,000	288,000	288,000	288,000

      The salary and annual bonus currently covered by the New SERP for each of the named executive officers substantially correspond to the form of compensation disclosed in the Summary Compensation Table. The years of credited service for each of the following named executive officers as of August 31, 2003 were: Mr. Morgan, 2 years; Mr. Nagel, 2 years; Mr. Honeycutt, 2 years; and Mr. Parham, 3 years.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee of the Board of Directors is composed entirely of nonemployee directors. The Committee is responsible for: recommending the salary payable to the Chief Executive Officer, subject to approval by the full Board; setting the salary payable to each of the other executive officers of the Corporation; and administering annual bonuses under the Management Compensation and Incentive Plan (the “Incentive Plan”) and granting awards under the Long-Term Incentive Plan (the “Long-Term Plan”), subject to ratification of certain matters thereunder by the full Board. The Committee reviews and makes recommendations to the Board with respect to any proposed awards to executive officers under any other compensation plan, benefit plan, or perquisite.

      The Committee, in administering the Corporation’s compensation policy, seeks to provide a relationship between an executive’s compensation, particularly long-term compensation, and the creation of market value for stockholders. Numerous factors including recent economic and market conditions and the costly impact of complying with heightened scrutiny of corporate governance matters have presented a difficult environment in which management’s actions have just begun to be reflected in increased value to stockholders and the value of stock-based awards to executives. These conditions intensify the competition for, and drive the compensation levels needed to attract and retain, qualified executives whose actions will continue to result in share price appreciation. The Committee considers these factors in carrying out its responsibilities.

      Following is a discussion of the compensation policies for the Corporation’s executive officers, the executive officers’ compensation program for the last fiscal year, and the Chief Executive Officer’s compensation for the last fiscal year.

Compensation Policies for Executive Officers

      For the 2003 fiscal year, the principal compensation components for executive officers were base salary, bonus awards under the Incentive Plan, and performance-based restricted stock granted under the Long-Term Plan. Incentive awards are generally granted on an annual basis. Salary adjustments are made annually as merited or on promotion to a position of increased responsibilities.

      The Committee reviews the compensation of each executive officer, considering competitive compensation information provided by an independent compensation consultant and the Chief Executive Officer’s performance review and recommendation for each other executive officer. Total direct compensation (base salary plus annual and long-term incentives) is targeted at between the 50th and 75th percentiles, with an emphasis on the annual and long-term incentive components. The competitive compensation information utilized by the Committee is for positions of comparable responsibilities with comparably-sized manufacturing companies, which are representative of the companies with whom the Corporation competes for executive talent. These companies are not necessarily the same as those included in the peer index in the performance graph in this proxy statement.

      As one of the factors in compensation matters, the Committee considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits. Based on compensation arrangements currently in place, the Committee does not reasonably anticipate that the compensation of any executive officer, other than Mr. Balloun (as discussed below), for fiscal years 2003 or 2004 will be subject to the $1 million deductibility limitation of Section 162(m) of the Code. The Committee expects to retain the deductibility of compensation pursuant to Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Corporation and its stockholders.

Executive Officers’ 2003 Compensation

      The salary for fiscal 2003 of each executive officer (other than the Chief Executive Officer, discussed below) was based on competitive compensation data at the 50th percentile level and also considered the executive’s performance, experience, abilities, and expected future contribution. No executive officer received a salary increase in fiscal 2003 as the increases associated with normal mid-year performance reviews were deferred until October 2003 in connection with the establishment of a common review date for all executives under the implementation of the Corporation’s Leadership Development Program. The 2003 salaries for named executive officers presented in the “Summary Compensation Table” are the salary levels established during fiscal year 2002 performance reviews.

      Bonuses for fiscal 2003 under the Incentive Plan were designed to provide competitive total cash compensation at between the 50th and 75th percentiles, subject to achievement of the Corporation’s target performance objectives and each officer’s achievement of individual objectives. A target bonus amount, ranging from 45% to 50% of gross salary, was determined for each executive officer, based 25% on achievement of personal performance goals (“PPG’s”) and 75% on (1) the per-share earnings and debt reduction objectives for the Corporation for headquarters-based executive officers or (2) business unit performance measures (earnings before interest and taxes (“EBIT”), plus depreciation and amortization, and reduced by a percentage of capital expenditures and the change in operating working capital) for executive officers serving as business unit presidents. The bonus amount increased or decreased in relationship to the financial performance measures, and only the portion of the bonus payable based on achievement of PPG’s could be earned if financial performance was below a specified threshold level. The percentages and performance measures were established by the Committee and ratified by the Board of Directors early in the fiscal year.

      Under the Plan Rules approved for fiscal 2003 by the Committee, the Corporation’s earnings per share of $1.15 was below the threshold level specified for that measure for the payment of financial performance bonuses to headquarters-based executive officers of the Corporation. However, debt reduction was almost twice the maximum achievement contemplated in the Plan Rules. In recognition of the outstanding achievement of debt reduction in a difficult economic environment, the Committee approved an additional discretionary bonus for those executive officers. Financial performance achieved within the Plan Rules, PPG performance (as assessed by the Committee) and the discretionary bonus combined to generate payments of 56.25% to 60% of salary for those executive officers.

      The achievement by Acuity Brands Lighting (“ABL”) of financial performance (as described above) exceeded the threshold for payment of a financial performance bonus, but was below target. In recognition that financial performance did not fully reflect the progress of the business unit in many areas under the leadership of Mr. Honeycutt, the Committee approved a discretionary bonus. The earned and discretionary awards in combination with the Committee’s assessment of PPG performance resulted in a bonus payment to Mr. Honeycutt of 63.45% of salary.

      The compensation of executive officers for fiscal 2003 was further linked with the Corporation’s performance, and to the increase in stockholder value, through awards of performance-based restricted stock under the Long-Term Plan. The awards provide compensation opportunities directly related to, and contingent upon, the long-term performance of the Corporation and the increase in market value of its shares. Long-term awards granted to executive officers in fiscal 2003 were based on competitive grants at between the 50th and 75th percentile levels.

      In connection with the Spin-off, consistent with the treatment accorded other stockholders, executive officers received a share of Acuity Brands restricted stock for each share held of NSI restricted stock that had reached a vesting start date. One-fourth of the resulting Acuity Brands restricted shares vested in January 2003.

Chief Executive Officer’s 2003 Compensation

      For the 2003 fiscal year, Mr. Balloun received base salary, bonus opportunity under the Incentive Plan, and performance-based restricted shares under the Long-Term Plan. His total compensation was based on competitive and merit factors. The Committee was advised by its independent compensation consultant that the aggregate of Mr. Balloun’s 2003 base salary, 2003 bonus opportunity at target, and 2003 long-term incentive award value at target was slightly above the 50th percentile level.

      Based on the Corporation’s achievement of debt reduction under the Plan Rules approved by the Committee at the beginning of the fiscal year, the Committee’s assessment of Mr. Balloun’s PPG performance, and a discretionary award for debt reduction far in excess of the Plan Rules, Mr. Balloun received a fiscal 2003 bonus of 72% of his salary. Due to the discretionary nature of a portion of the bonus, $32,550 of Mr. Balloun’s 2003 compensation will not be deductible within the parameters of Code Section 162(m).

      In connection with the Spin-off, consistent with the treatment accorded other stockholders, Mr. Balloun received a share of Acuity Brands restricted stock for each share held of NSI restricted stock that had reached a vesting start date. One-fourth of the resulting Acuity Brands restricted shares vested in January 2003.

      Much of Mr. Balloun’s compensation opportunity for fiscal 2003 was provided through performance-based bonus and restricted shares and was therefore linked directly to performance on behalf of stockholders and to appreciation in the market price of the Corporation’s stock.

COMPENSATION COMMITTEE

Ray M. Robinson, Chairman
Peter C. Browning
Jay M. Davis
Julia B. North

Compensation Committee Interlocks and Insider Participation

      The directors serving on the Compensation Committee of the Board of Directors during the fiscal year ended August 31, 2003 were Ray M. Robinson, Chairman, Peter C. Browning, and Julia B. North. None of these individuals are or have ever been officers or employees of the Corporation. During the 2003 fiscal year, no executive officer of the Corporation served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other compensation committee interlocks with the companies with which these individuals or the Corporation’s other directors are affiliated.

BENEFICIAL OWNERSHIP OF THE CORPORATION’S SECURITIES

      The following table sets forth information concerning beneficial ownership of the Corporation’s common stock, as of October 23, 2003 unless otherwise indicated, by each of the directors and nominees for director, by each of the executive officers named in the Summary Compensation Table, by all directors and executive officers of the Corporation as a group, and by beneficial owners of more than five percent of the Corporation’s stock.

      Beginning in January 2003, the executive officers of the Corporation became subject to a share retention requirement whereby they are expected to retain a specified percentage of shares acquired under the Long-Term Incentive Plan through the exercise of stock options or the vesting of restricted or performance awards after the payment of exercise costs and the withholding of taxes. The Compensation Committee has indicated that adherence to the requirements will be considered when grants and awards are made under the Long-Term Incentive Plan. Nonemployee directors are subject to a share ownership guideline, currently 1,000 shares.

	Shares of Common	Percent
	Stock Beneficially	Of Shares
Name	Owned(1)(2)(3)	Outstanding(4)

James S. Balloun(5)	1,656,054	3.8%
Leslie M. Baker, Jr.	16,010	*
Peter C. Browning	12,500	*
John L. Clendenin	21,820	*
Jay M. Davis	5,000	*
Earnest W. Deavenport, Jr.	2,619	*
Robert F. McCullough	1,000	*
Kenneth W. Honeycutt, Jr.	219,666	*
John K. Morgan	219,605	*
Vernon J. Nagel	173,330	*
Julia B. North	2,500	*
Joseph G. Parham	144,119	*
Ray M. Robinson	16,010	*
Neil Williams	16,010	*
Fidelity Management & Research Company(6)	4,164,297	10.0%
Sterling Capital Management LLC(7)	3,347,125	8.0%
All directors and executive officers as a group (16 persons)	2,818,440	6.4%

*	Represents less than one percent of the Corporation’s common stock.

(1)	Subject to applicable community property laws and except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to all shares shown.
(2)	Includes shares that may be acquired within 60 days of October 23, 2003 upon exercise of employee and director stock options. Options are included for the following individuals: Mr. Balloun, 1,486,286 shares; Mr. Honeycutt, 187,492 shares; Mr. Morgan, 186,958 shares; Mr. Nagel, 173,330 shares; Mr. Parham, 131,553 shares; Mr. Clendenin, 18,520 shares; Mr. Browning, 11,500 shares; Messrs. Baker, Robinson and Williams, 15,010 shares each; Mr. Deavenport and Ms. North, 1,500 shares each; and all current directors and executive officers as a group, 2,535,814 shares.
(3)	Includes performance-based restricted shares granted under the Corporation’s Long-Term Incentive Plan, of which a portion vest in equal installments through January 2005, and portions vest on November 30, 2003 and November 30, 2004. The executives have sole voting power over these restricted shares. Restricted shares are included for the following individuals: Mr. Balloun, 17,000 shares; Mr. Honeycutt, 5,670 shares; Mr. Morgan, 10,420 shares; and Mr. Parham, 10,390 shares; and all executive officers as a group, 54,470 shares.
(4)	Based on an aggregate of 41,772,106 shares of Acuity Brands common stock issued and outstanding as of October 23, 2003.

(5)	Includes 50,934 shares held in a family limited partnership and 90,000 shares held in a grantor retained annuity trust.
(6)	This information is based on a Form 13F dated June 30, 2003 by FMR Corporation, the parent holding company of Fidelity Management & Research Company, 82 Devonshire Street, Boston, Massachusetts 02109.
(7)	This information is based on a Form 13F dated August 11, 2003 by Sterling Capital Management LLC, 301 S. College Street, Suite 3200, Charlotte, North Carolina 28202.

PERFORMANCE GRAPH

      The following graph compares the percentage change in cumulative total stockholders’ return on the Corporation’s common stock with (a) the S&P 600 Smallcap Index and (b) the Russell 2000 Index for the period from December 3, 2001 (the date the Corporation’s stock first traded other than on a when-issued basis) to August 31, 2003. The graph assumes an initial investment of $100 at the closing price on December 3, 2001 and assumes all dividends were reinvested. The Corporation has presented the Russell 2000 Index, in lieu of an industry index or peer group, because the Corporation believes there is no published index or peer group that adequately compares to the Corporation’s business segments.

	Nov-01	Feb-02	May-02	Aug-02	Nov-02	Feb-03	May-03	Aug-03

Acuity Brands	$100.00	$105.51	$126.69	$106.08	$104.03	$103.03	$129.53	$140.00
S&P 600	$100.00	$105.83	$112.58	$92.55	$94.33	$85.20	$100.32	$113.55
Russell 2000	$100.00	$102.18	$106.49	$85.70	$89.42	$79.64	$97.79	$110.65

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s directors and officers, as well as any persons who beneficially own more than 10% of the Corporation’s common stock, to file reports of ownership and changes in ownership of the Corporation’s stock with the Commission, the New York Stock Exchange, and the Corporation. Based on a review of the forms received by the Corporation during or with respect to the fiscal year ended August 31, 2003, and written representations from certain reporting persons that no Form 5 reports were required for those persons, the Corporation believes that all required Section 16(a) filings were made on a timely basis, except that Mr. Nagel’s Form 4 reporting an option award in April 2003 was filed late and, due to an administrative error, the Form 4’s for Messrs. Baker, Browning, Clendenin, Deavenport, North, Robinson, and Williams reporting the annual award of 350 units pursuant to provisions of the Nonemployee Director Deferred Stock Unit Plan in December 2002 were filed late.

ITEM 2 — APPROVAL OF THE AMENDED AND RESTATED

ACUITY BRANDS, INC. LONG-TERM INCENTIVE PLAN

      In October 2003, the Board of Directors adopted the amended and restated Acuity Brands, Inc. Long-Term Incentive Plan (the “Amended Plan”) for the benefit of officers and other key employees of the Corporation and its subsidiaries (the “Participants”). Stockholder approval of the Amended Plan, including the performance measures which may be utilized thereunder, is sought (a) in order to qualify the Amended Plan under Section 162(m) of the Code, and to thereby allow the Corporation to deduct for federal income tax purposes all compensation paid under the Amended Plan to named executive officers, (b) to satisfy the requirements of Section 422(b) of the Code so that certain options issued under the Amended Plan may be “incentive stock options,” and (c) to satisfy the governance requirements of the New York Stock Exchange.

      Approval of the Amended Plan requires the affirmative vote of a majority of the shares of the Corporation’s outstanding common stock present, in person or by proxy, and entitled to vote at the annual meeting. If the Amended Plan is not approved by the Corporation’s stockholders, the Long-Term Incentive Plan will continue without the amendments incorporated in the Amended Plan.

      The principal provisions of the Amended Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Exhibit A.

Purposes of the Amended Plan

      The general purposes of the Amended Plan are to provide additional incentives to the Participants, whose substantial contributions are essential to the continued growth and profitability of the Corporation’s business, to strengthen the commitment of the Participants to the Corporation and its subsidiaries, to further motivate the Participants to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Corporation and, over time, appreciation in the market value of its stock.

Nature of the Amendments

      The Amended Plan preserves the framework provided by the Long-Term Incentive Plan approved by the sole stockholder, NSI, prior to the Spin-Off in November 2001. The amendments incorporated in the Amended Plan modify the Plan in the following ways: (a) to increase the shares authorized for issuance under the Plan by 5,000,000 to 13,100,000; (b) to provide for the issuance of up to 50% of the shares authorized under the Amended Plan in the form of Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units; (c) to provide for the award of Stock Appreciation Rights and Restricted Stock Units; (d) to amend the listed performance measures, and (e) to provide for a more effective method to deal with outstanding stock options in the event of a Change in Control.

Description of the Plan

      The Amended Plan will continue to be administered by a committee of two or more non-employee members of the Board (the “Committee”). The Committee currently designated by the Board to administer the Amended Plan is the Compensation Committee. The Amended Plan is a flexible plan that will provide the Committee discretion to fashion the terms of the following types of awards (described below): Stock Options (both Incentive Stock Options and Nonqualified Stock Options), Restricted Stock, Restricted Stock Units, Performance Awards, Performance Units, Performance Shares, and Stock Appreciation Rights (individually and collectively, “Awards”). Not more than an aggregate of 50% of the 13,100,000 shares authorized under the Amended Plan may be issued or transferred in connection with the Award of Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units.

      The Committee will (a) select those Participants to whom Awards will be granted, and (b) determine the type, size and terms and conditions of Awards, including the exercise price per Share for each Stock Option and the restrictions or performance criteria relating to Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Stock Appreciation Rights. The Committee may also delegate to the Chief Executive Officer the authority to grant Stock Options or Awards from a pool of shares established by the Committee. The Committee will administer, construe, and interpret the Amended Plan.

      A maximum of 13,100,000 shares of the Corporation’s common stock (“Shares”) may be issued or transferred pursuant to the Amended Plan. In the event of any “Change in Capitalization” (as defined in the Plan), the Committee may adjust the maximum number and class of Shares with respect to which Awards may be granted, the number and class of Shares which are subject to outstanding Awards (subject to limitations imposed under Sections 422 and 424 of the Code in the case of Incentive Stock Options), and the purchase price therefor, if applicable.

      Of the 13,100,000 shares to be authorized under the Amended Plan, 8,100,000 shares were approved by the sole stockholder, NSI, in 2001 prior to the Spin-off under the Long-Term Incentive Plan. As of the record date there were: 6,751,521 stock options granted and outstanding with exercise prices ranging from $13.54 to $39.83 (3,830,893 of which were NSI Conversion Awards originally issued prior the Spin-off with exercise prices ranging from $16.50 to $39.83); 691,724 unvested restricted stock awards; 72,819 shares issued in payment of aspiration awards, upon exercise of options, or upon the vesting of restricted stock; and 583,936 shares available for grant. The incremental 5,000,000 shares would be available for future grants including approximately 1,700,000 in proposed grants in fiscal 2004 upon shareholder approval of the Amended Plan. It is anticipated that the 5,000,000 additional shares being proposed for approval will provide sufficient shares for awards to be issued during fiscal years 2004 through 2006.

      The Amended Plan will terminate on the tenth anniversary of its effective date, December 18, 2013. The Board may terminate or amend the Amended Plan at any time (other than with respect to the protections afforded to optionees and grantees upon a Change in Control), unless such amendment or termination will adversely affect outstanding Stock Options or Awards. However, to the extent required by the rules of the exchange on which the Shares are listed or applicable law, no amendment will be effective unless approved by stockholders.

Awards Issuable Under The Plan

      Stock Options. Both Incentive Stock Options and Nonqualified Stock Options may be granted pursuant to the Amended Plan. The maximum number of Shares subject to Stock Options that can be granted under the Amended Plan to any Participant during a fiscal year of the Corporation is 500,000 Shares. All Stock Options granted under the Amended Plan will have an exercise price per Share equal to at least the fair market value of a Share on the date the Stock Option is granted. The maximum term for all Stock Options granted under the Amended Plan is ten years. Unless the Committee provides otherwise in the agreement evidencing the Stock Options granted, Stock Options are nontransferable other than by will or the laws of descent and distribution and during an optionee’s lifetime may be exercised only by the optionee or his guardian or legal representative. Stock Options are exercisable at such time and in such installments as the Committee may provide (but not less than a year from the grant date, subject to the Committee’s authority to accelerate vesting) at the time the Stock Option is granted. The Committee may accelerate the exercisability of any Stock Option at any time, subject to any limitations required by Section 162(m) of the Code. The purchase price for Shares acquired pursuant to the exercise of an Option must be paid in full upon exercise, as determined by the Committee in its discretion or as provided in the agreement, in cash, by check, by transferring Shares to the Corporation, by attesting to ownership of Shares upon such terms and conditions as may be determined by the Committee, or, except as limited by applicable law, by receipt of funds from a designated broker. No fractional shares shall be issued upon the exercise of an option. The terms and conditions of the Stock Options relating to their treatment upon termination of the optionee’s employment will be determined by the Committee at the time the Stock Options are granted.

      Upon a Change in Control, all outstanding Stock Options under the Amended Plan on the date of a Change in Control will become immediately and fully exercisable and the Committee, in its discretion, may terminate the Stock Options upon a Change in Control, provided that at least 30 days prior to the Change in Control, the Committee notifies the optionee that the Stock Options will be terminated and provides the optionee, at the election of the Committee, either (i) a cash payment in the amount equal to the excess, if any, of (x)(A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of cancellation, of the Shares subject to the Option or portion thereof cancelled, or (2) the Adjusted Fair Market Value of the Shares subject to the option or portion thereof cancelled, or (B) in the case of Incentive Stock Options, the Fair Market Value, at the time of cancellation, of the Shares subject to the Option or portion thereof cancelled, over (y) the aggregate purchase price for such Shares under the Option, or (ii) the right to exercise all Stock Options (including, the Stock Options vested as a result of the Change in Control) immediately prior to the Change in Control.

      Restricted Stock. The aggregate maximum number of Shares that may be awarded under a Restricted Stock Award, a Restricted Stock Unit, and a Performance Share or Unit Award to each Participant during any fiscal year is 100,000. The terms of a Restricted Stock Award, including the restrictions and conditions (including performance conditions) placed on such Shares and the time or times at which such restrictions will lapse (generally no sooner than one year for performance-based awards and two years for time-vesting, non performance-based awards), shall be determined by the Committee at the time the Award is made. The Committee may determine at the time an Award of Restricted Stock is granted that dividends paid on Shares may be paid to the grantee or deferred. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on Shares of Restricted Stock or forfeited upon the forfeiture of Shares of Restricted Stock. The agreements evidencing Awards of Restricted Stock shall set forth the terms and conditions of such Awards upon a grantee’s termination of employment. Unless the Committee provides otherwise in the agreements, all restrictions on outstanding Shares of Restricted Stock will lapse upon a Change in Control.

      Restricted Stock Units. The Committee determines the terms of Restricted Stock Units, including the restrictions, terms and conditions of the Award, whether the Award will be paid in cash, Shares or a combination of the two, and whether the Award is payable at vesting, termination of employment, or such other date. The Committee shall also determine at the time of Award when restrictions on the Award will lapse. The agreements evidencing Awards of Restricted Stock Units shall set forth the terms and conditions of such Awards upon a grantee’s termination of employment. Unless the Committee provides otherwise in the agreements, all restrictions on outstanding Shares of Restricted Stock Units will lapse upon a Change in Control.

      Performance Units and Performance Shares. Each Performance Unit will represent one Share and payments in respect of vested Performance Units will be made in cash, Shares, or Shares of Restricted Stock or any combination of the foregoing, as determined by the Committee. Performance Shares are awarded in the form of Shares of Restricted Stock. The vesting of Performance Units and Performance Shares is based upon the level of achievement of the performance measure or performance measures specified by the Committee, selected from the performance measures listed on Appendix A of the Amended Plan, over the Performance Cycle. The performance measure may relate to the performance of the Corporation or its subsidiaries or business units, or any combination of the foregoing. Performance measures and the length of the Performance Cycle for Performance Units and Performance Shares will be determined by the Committee at the time the Award is made. The agreements evidencing Awards of Performance Units and Performance Shares will set forth the terms and conditions of such Awards, including those applicable in the event of the grantee’s termination of employment. The aggregate maximum number of Shares that may be awarded under a Restricted Stock Award, a Restricted Stock Unit, and a Performance Share or Unit Award to each Participant during any fiscal year is 100,000.

      After the applicable Performance Cycle has ended, the Committee may adjust the achieved performance levels to exclude the effects of unusual charges or income items or other events, such as acquisitions or divestitures, which distort the financial results for the Performance Cycle; provided that with respect to Named Executive Officers, the Committee must, and can only, exclude items with the effect of increasing the

Award payable if such items constitute “extraordinary” or “unusual” events or items under generally accepted accounting principles. The Committee will also adjust performance calculations to exclude the unanticipated effect on financial results of changes in tax laws or regulations. The Committee is allowed to decrease the Award otherwise payable if the financial performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the applicable performance measure was achieved. The agreement evidencing the granting of an Award may provide the Committee with the right to revise performance levels and Awards payable if unforeseen events occur which have a substantial effect on financial results and which in the Committee’s judgment make the application of the performance levels unfair; provided that for named executive officers such changes must be made in a manner not inconsistent with Code Section 162(m).

      At the time an Award is made, the Committee will determine the total number of Performance Shares subject to an Award and the time or times at which the Performance Shares will be issued to the grantee. In addition, the Committee will determine (a) the time or times at which the awarded but not issued Performance Shares shall be issued to the grantee and (b) the time or times at which awarded and issued Performance Shares shall become vested in or forfeited by the grantee, in either case based upon the attainment of specified performance objectives within the Performance Cycle. At the time the Award of Performance Shares is made, the Committee may determine that dividends be paid or deferred on the Performance Shares issued. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on Performance Shares and forfeited upon the forfeiture of Performance Shares. Upon a Change in Control, unless the Committee provides otherwise in the agreement evidencing the Award, (1) with respect to Performance Units, the grantee shall (a) become vested in a percentage of Performance Units as determined by the Committee at the time of the Award of such Performance Units and as set forth in the agreement and (b) be entitled to receive in respect to all Performance Units which become vested as a result of a Change in Control, a cash payment within ten (10) days after such Change in Control equal to the product of the Adjusted Fair Market Value of a Share multiplied by the number of Performance Units which become vested, or (2) with respect to Performance Shares, all restrictions shall lapse immediately on all or a portion of the Performance Shares as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the agreement.

      Stock Appreciation Rights (“SARs”). SARs may be granted pursuant to the Amended Plan. All SARs granted under the Amended Plan will have an exercise price per Share equal to at least the Fair Market Value of a Share on the date of grant. The maximum term for all SARs granted under the Amended Plan is ten years. Unless the Committee provides otherwise in the agreement, SARs are nontransferable other than by will or the laws of descent and distribution and during a grantee’s lifetime may be exercised only by the grantee or his guardian or legal representative. SARs are exercisable at such time and in such installments as the Committee may provide in the agreement and payment shall be in the form of cash or stock, as the Committee determines, equal in value to the excess of the Fair Market Value on the exercise date over the exercise price of the SAR. The Committee may accelerate the exercisability of any SAR at any time, subject to any limitations required by Section 162(m) of the Code. The terms and conditions of the SAR relating to their treatment upon termination of the grantee’s employment will be determined by the Committee at the time the SARs are granted. Upon a Change in Control, all outstanding SARs on the date of a Change in Control will become immediately and fully exercisable and the grantee will automatically receive a cash payment in the amount equal to the excess, if any, of the Fair Market Value, on the date of the Change in Control, of the Shares subject to the SAR over the aggregate exercise price of the Shares under the SAR. The Committee may, in its discretion, modify outstanding SARs; however, no modification of a SAR shall adversely alter or impair any rights or obligations under the Agreement without the grantee’s consent and the Committee is not permitted to materially modify or replace or change the exercise price of any outstanding SAR.

Federal Income Tax Consequences of Certain Awards

      The following is a brief summary of the U.S. Federal income tax consequences of grants or awards made under the Amended Plan.

      Stock Options. An optionee will not recognize taxable income upon grant or exercise of an Incentive Stock Option. However, upon the exercise of an Incentive Stock Option, the excess of the fair market value of the Shares received over the exercise price of the Shares subject to such Stock Option will be treated as an adjustment to alternative minimum taxable income. Any dividends paid on Shares will be taxable as dividend income in the taxable year in which the dividend is received. The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option, except as discussed below.

      In order for the exercise of an Incentive Stock Option to qualify for favorable tax treatment, the optionee generally must be an employee of the Corporation, parent, or a subsidiary (within the meaning of Section 422 of the Code) from the date the Incentive Stock Option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment may be extended to one year. In the case of an optionee’s death, the time for exercising Incentive Stock Options after termination of employment and the holding period for stock received pursuant to the exercise of the Incentive Stock Options are waived.

      If all of the requirements for Incentive Stock Option treatment are met and the optionee has held the Shares for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the Shares by the optionee, the difference, if any, between the sales price of the Shares and the exercise price of the Stock Option will be treated as long-term capital gain or loss. If the optionee does not hold the Shares in accordance with the holding period rules set forth above, the optionee will recognize ordinary income at the time of the disposition of the Shares, generally in an amount equal to the excess of the fair market value of the Shares at the time the Stock Option was exercised over the exercise price of the Stock Option. The ordinary income recognized by an optionee upon the disposition of the Shares has been determined by the IRS not to constitute wages for purposes of applicable withholding tax requirements. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the Shares were sold more than one year after the Stock Option was exercised. If the optionee sells the Shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the Shares at the time the Stock Option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the Stock Option. The Corporation and its subsidiaries will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

      An optionee to whom a Nonqualified Stock Option is granted will recognize no income at the time of the grant of the Stock Option. Upon exercise of a Nonqualified Stock Option, an optionee will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Shares on the date of exercise over the exercise price of the Stock Option. If the exercise complies with applicable withholding requirements, the Corporation and its subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of a Nonqualified Stock Option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the Stock Option was exercised).

      SARs. A grantee will not recognize any income upon the grant of a SAR. A grantee will recognize income taxable as ordinary income (subject to income tax withholding) upon exercise of a SAR equal to the amount of cash paid or Shares received from the Corporation upon such exercise, and the Corporation will be entitled to a corresponding deduction.

      Restricted Stock. A grantee will not recognize taxable income at the time of the grant of a restricted stock award, and the Corporation will not be entitled to a tax deduction at such time, unless the grantee makes an election to be taxed at the time such restricted stock award is granted. If such election is not made, the grantee will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the Fair Market Value of the Shares at such time over the amount, if any, paid for such Shares. The amount of ordinary income recognized by a grantee by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense. In addition, a grantee receiving dividends with respect to Shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Corporation will be entitled to a corresponding deduction.

      Restricted Stock Units. A grantee will not recognize taxable income upon the grant of a Restricted Stock Unit. Upon payment for a Restricted Stock Unit, the grantee will recognize compensation taxable as ordinary income in an amount equal to the cash paid and/or the Fair Market Value of Shares delivered and the Corporation will be entitled to a corresponding deduction.

      Performance Awards. A grantee will not recognize taxable income upon the grant of Performance Shares or Performance Units, and the Corporation will not be entitled to a tax deduction at such time. Upon the settlement of a performance award, the grantee will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the cash paid and the Fair Market Value of the Shares delivered to the grantee, and the Corporation will be entitled to a corresponding deduction.

      The Amended Plan provides that in satisfaction of the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to a Stock Option or Award, the optionee or grantee may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him having an aggregate Fair Market Value equal to the Withholding Taxes.

New Plan Benefits

      The Committee designates employees of the Corporation and its subsidiaries eligible to participate in the Amended Plan. In fiscal year 2003, there were approximately 277 eligible employees under the existing Acuity Brands, Inc. Long-Term Incentive Plan (the “Existing Plan”), including all five named executive officers.

      Set forth below are estimated awards, for the persons and groups identified in the table, which it is anticipated will be presented to the Compensation Committee for grant in December 2003 upon approval of the Amended Plan by stockholders. The Compensation Committee may choose to grant other types of awards to eligible participants in future years.

Acuity Brands, Inc. Long-Term Incentive Plan

(as amended and restated effective December 18, 2003)

		Number of	Number of
	Dollar	Stock Options	Restricted Shares
Name and Position	Value(1)	(2)	(2)

James S. Balloun	$2,380,000	426,952	0
Chairman of the Board, President
and Chief Executive Officer
John K. Morgan	664,000	79,808	12,993
Sr. Executive Vice President
and Chief Operating Officer
Vernon J. Nagel	704,000	84,615	13,775
Executive Vice President
and Chief Financial Officer
Kenneth W. Honeycutt, Jr.	686,400	82,500	13,431
Executive Vice President, Acuity
Brands, Inc.; President and Chief
Executive Officer, Acuity Lighting
Group, Inc.
Joseph G. Parham	520,000	62,500	10,175
Senior Vice President, Human Resources
Executive Group (7 persons, including the
individuals listed above)	5,985,600	860,317	70,552
Non-Executive Director Group	N/A	N/A	N/A
Non-Executive Officer Employee Group	8,984,486	455,281	382,478

(1)	The value shown is the proposed target value of the awards for each of the named executive officers and other eligible employees for the proposed December 2003 awards.
(2)	The actual number of stock options and restricted shares awarded in December 2003 may vary from those shown.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 2, APPROVAL OF THE AMENDED AND RESTATED ACUITY BRANDS, INC. LONG-TERM INCENTIVE PLAN. Approval requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon.

ITEM 3 — RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

      At the annual meeting, a proposal will be presented to ratify the appointment of Ernst & Young LLP (“E&Y”) as independent auditors to examine the financial and other corporate records of the Corporation for the fiscal year ending August 31, 2004. E&Y has performed this function for the Corporation since April 2002. One or more representatives of E&Y are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions. Information regarding fees paid to E&Y during fiscal year 2003 is set out below in “Fees Billed by Independent Auditors”.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 3, RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE CORPORATION. Approval requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee and the Board of Directors have adopted a written charter to set forth the Audit Committee’s responsibilities. The charter will be reviewed annually and amended as necessary to comply with new regulatory requirements. A copy of the Corporation’s Audit Committee charter, as currently in effect, was filed as Appendix A to the Corporation’s proxy statement filed with the Commission on November 12, 2002. The Audit Committee is comprised solely of independent directors, as such term is defined by the listing standards of the New York Stock Exchange (as amended or modified from time to time).

      As required by the charter, the Audit Committee reviewed the Corporation’s audited financial statements and met with management, as well as with E&Y (without management present), to discuss the financial statements and to review their knowledge of any significant deficiencies in the design or operation of internal controls and any fraud, whether or not material, that involved management or other employees who had a significant role in the Corporation’s internal controls.

      The Audit Committee received from E&Y the required written disclosures and the letter from E&Y regarding their independence and the report regarding the results of their audit. In connection with its review of the financial statements and the auditors’ disclosures and report, the members of the Audit Committee discussed with a representative of E&Y their independence, as well as the following:

•	the auditors’ responsibilities in accordance with generally accepted accounting standards;

•	the initial selection of, and whether there were any changes in, significant accounting policies or their application;

•	all material alternative treatments;

•	other information in documents containing audited financial statements;

•	management’s judgments and accounting estimates;

•	whether there were any significant audit adjustments;

•	whether there were any disagreements with management;

•	whether there was any consultation with other accountants;

•	whether there were any major issues discussed with management prior to the auditors’ retention;

•	whether the auditors encountered any difficulties in performing the audit; and

•	the auditor’s judgments about the quality of the Corporation’s accounting policies.

      Based on its discussions with management and the Corporation’s independent auditor referenced above, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003 for filing with the Commission.

AUDIT COMMITTEE

John L. Clendenin, Chairman
Earnest W. Deavenport, Jr.
Robert F. McCullough

FEES BILLED BY INDEPENDENT AUDITORS

      The rules of the Commission require disclosure of the fees billed by the Corporation’s independent auditors for certain services. The following table sets forth the aggregate fees billed during the fiscal years ended August 31, 2003 and 2002:

	2003	2002

	Ernst & Young LLP	Ernst & Young LLP	Arthur Andersen LLP

Fees Billed:
Audit Fees	$814,019	$385,000	$236,969
Audit-Related Fees	302,900	294,155	62,795
Tax Fees	712,139	1,241,568	67,958
All Other Fees	5,856	0	0

Total	$1,834,914	$1,920,723	$367,722

      Audit Fees include amounts billed to the Corporation related to the audit of the consolidated financial statements of the Corporation and for quarterly reviews. This amount also includes fees related to statutory audits of certain of the Corporation’s foreign subsidiaries.

      Audit-Related Fees include amounts billed to the Corporation primarily for the annual audits of the Corporation’s defined benefit plan and defined contribution plan financial statements. This item also includes amounts for expanded audit procedures and consultations by management related to financial accounting and reporting matters.

      Tax Fees include amounts billed to the Corporation primarily for tax planning and consulting, domestic and international tax compliance, and a review of the Corporation’s Federal income tax return.

      All Other Fees include amounts billed to the Corporation for certain other products or services including an online subscription to E&Y’s Global Incentive Compensation Reporter and consultation related to the documentation of the Corporation’s financial accounting policies and procedures.

      The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate the Corporation’s independent auditors, to pre-approve their performance of audit services and permitted non-audit services, to pre-approve all audit and non-audit services provided to the Corporation by its independent auditors in accordance with Section 10A of the Exchange Act and to review with the Corporation’s independent auditors their fees and plans for all auditing services. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.

      Provisions of the Sarbanes-Oxley Act of 2002 which require Audit Committee pre-approval of all services to be performed by the independent auditor became effective during the Corporation’s 2003 fiscal year. Following the effectiveness of such provisions on May 6, 2003, all fees paid to E&Y were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines during the same periods.

      The Audit Committee considered the provision of non-audit services by the independent auditors and determined that provision of those services was compatible with maintaining auditor independence.

      At a meeting held on April 29, 2002, the Audit Committee of the Board of Directors of the Corporation voted to dismiss Arthur Andersen LLP (“AA”) as its independent auditor effective April 30, 2002 and approved the engagement of E&Y as its independent auditor for the fiscal year ending August 31, 2002. The fiscal 2002 audit fees reflected above include non-recurring fees associated with the transition from AA to E&Y. The fiscal 2002 tax fees reflected above also include non-recurring fees associated with the Spin-off.

      The reports of AA on the Corporation’s financial statements for the fiscal years ended August 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the registrant’s fiscal years ended August 31, 2001 and 2000, and in the subsequent interim period ending on April 30, 2002, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of AA, would have caused AA to make reference to the matter in their report.

      There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

      A copy of the AA letter, dated April 30, 2002, furnished to the Commission stating whether it agrees with the above statements was filed as Exhibit 16 to the Corporation’s Current Report on Form 8-K on May 1, 2002.

      During the Corporation’s fiscal years ended August 31, 2001 and 2000, and the subsequent interim period ending on April 30, 2002, the Corporation did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

OTHER MATTERS

      The Board of Directors knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

NEXT ANNUAL MEETING — STOCKHOLDER PROPOSALS

      If a stockholder wishes to have a proposal considered for inclusion in the Corporation’s proxy solicitation materials in connection with the next annual meeting of stockholders, the proposal must comply with the Commission’s proxy rules, be stated in writing, and be submitted on or before July 13, 2004, to the Corporation at its principal executive offices at 1170 Peachtree Street, NE, Suite 2400, Atlanta, Georgia 30309, Attention: Helen D. Haines, Vice President and Secretary. All such proposals should be sent by certified mail, return receipt requested.

      The Corporation’s By-Laws establish an advance notice procedure for stockholder proposals to be brought before any annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting. Subject to any other applicable requirements, including, without limitation, Rule 14a-8 under the Exchange Act, nominations of persons for election to the board of directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of notice for the annual meeting, who is entitled to vote at the meeting and who has complied with the Corporation’s notice procedures.

      For nominations or other business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must have given timely notice in writing to the Corporation’s secretary, (ii) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined below), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating to the proposal has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

      To be timely, a stockholder’s notice must be delivered to the Corporation’s secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders (the “Anniversary”). However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

      A stockholder’s notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serve as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

      In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 55 days prior to the Anniversary, a stockholder’s notice required by the Corporation’s By-Laws also will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      The preceding five paragraphs are intended to summarize the applicable By-Laws of the Corporation. These summaries are qualified in their entirety by reference to those By-Laws.

      THE CORPORATION’S ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES THE ANNUAL REPORT ON FORM 10-K FILED WITH THE COMMISSION, ACCOMPANIES THIS PROXY STATEMENT.

By order of the Board of Directors,

HELEN D. HAINES
Vice President and Secretary

EXHIBIT A

ACUITY BRANDS, INC.

LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective as of December 18, 2003)

1.     Purpose

      The purposes of the Acuity Brands, Inc. Long-Term Incentive Plan, as hereby amended and restated effective as of December 18, 2003 (the “Plan”), are to provide additional incentives to those officers and key executives of Acuity Brands, Inc. (the “Company”) and its Subsidiaries (as hereinafter defined) whose substantial contributions are essential to the continued growth and profitability of the Company’s businesses, to strengthen their commitment to the Company and its Subsidiaries, to further motivate those officers and other executives to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent and dedicated individuals whose efforts will result in the long term growth and profitability of the Company and, over time, appreciation in the market value of its stock. To accomplish these purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares (as each term is hereinafter defined). The Plan was initially established, effective November 30, 2001, in connection with the spin-off (“Spin-off”) of the Company by National Service Industries, Inc. (“NSI”),

2.     Definitions For purposes of the Plan:

      (a) “Adjusted Fair Market Value” means in the event of a Change in Control, the greater of (i) the highest price per share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

      (b) “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

      (c) “Award” means a grant of a Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Awards, or any or all of them.

      (d) “Board” means the Board of Directors of the Company.

      (e) “Business Unit” means any of the operating units of the Company, or its Subsidiaries, designated as a Business Unit by the Committee.

      (f) “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise, which in the judgment of the Committee is material or significant.

      (g) “Change in Control” means any of the following events:

(i) The acquisition (other than from the Company) by any “Person” (as the term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) The individuals who, as of December 1, 2001, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

(iii) A merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

(iv) A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 2(g)(i), solely because twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities, under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

      (h) “Code” means the Internal Revenue Code of 1986, as amended.

      (i) “Committee” means a committee consisting of two or more non-employee members of the Board who are appointed by the Board to administer the Plan and to perform the functions set forth herein. The Board or the Committee may designate a subcommittee of members of the Committee to act on certain matters where such designation is necessary or desirable.

      (j) “Company” means Acuity Brands, Inc., a Delaware corporation, or any successor corporation.

      (k) “Disability” means a physical or mental incapacity which impairs the Optionee’s or Grantee’s ability to substantially perform his duties for a period of one hundred eighty (180) consecutive days, as determined by the Committee.

      (l) “Eligible Employee” means any officer or other designated employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards, subject to the conditions set forth herein.

      (m) “Employee Benefits Agreement” means the Employee Benefits Agreement between NSI and the Company dated as of November 30, 2001, which provides for the treatment of the employee plans in connection with the Spin-off of the Company from NSI.

      (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (o) “Fair Market Value” means the fair market value of the Shares as determined in good faith by the Committee; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Shares are admitted to Quotation on NASDAQ and have not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

      (p) “Grantee” means a person to whom an Award has been granted under the Plan.

      (q) “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

      (r) “Named Executive Officer” means an Eligible Employee who as of the date of grant, vesting and/or payout of an Award or Option is deemed by the Committee to be a “covered employee” as defined in Code Section 162(m) and the regulations thereunder.

      (s) “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

      (t) “NSI Long-Term Incentive Plans” means the long-term incentive plans sponsored by NSI, including the National Service Industries, Inc. Long-Term Achievement Incentive Plan, and the National Service Industries, Inc. Long-Term Incentive Plan.

      (u) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

      (v) “Optionee” means a person to whom an Option has been granted under the Plan.

      (w) “Participant” means an Eligible Employee who has an outstanding Award or Option under the Plan.

      (x) “Performance Awards” means Performance Units, Performance Shares or either or both of them.

      (y) “Performance Cycle” means the time period specified by the Committee at the time a Performance Award is granted during which the performance of the Company, a Subsidiary or a Business Unit will be measured.

      (z) “Performance Shares” means Restricted Stock granted under Section 8 of the Plan.

      (aa) “Performance Unit” means Performance Units granted under Section 8 of the Plan.

      (bb) “NSI Conversion Awards” means Options or Awards that were issued in substitution of options or grants of restricted stock that were granted under the NSI Long-Term Incentive Plans to employees of NSI and its Subsidiaries who became employees of the Company and its Subsidiaries (or who were otherwise considered Transferred Employees under the Employee Benefits Agreement) as of the date of the Spin-off of the Company to the stockholders of NSI. As provided in Sections 6(j) and 7(a)(vii), the NSI Conversion Awards shall have the same material terms and conditions under the Plan as such awards had under the respective NSI Long-Term Incentive Plans.

      (cc) “Restricted Stock” means Shares issued or transferred to an Eligible Employee which are subject to restrictions. Restricted Stock may be awarded subject to restrictions which lapse over time without regard to the performance of the Company, a Subsidiary or a Business Unit, pursuant to Section 7 hereof, or may be awarded as Performance Shares pursuant to Section 8 hereof.

      (dd) “Restricted Stock Units (or RSUs)” means a right granted under Section 7 of the Plan to receive a number of Shares, or a cash payment for each such Share equal to the Fair Market Value of a Share, on a specified date.

      (ee) “Retirement” means the voluntary termination of employment by the Grantee or Optionee at any time on or after the Grantee or Optionee attains age 65.

      (ff) “Shares” means the common stock, par value $.01 per share, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

      (gg) “Stock Appreciation Right (or SAR)” means a right granted under Section 9 of the Plan to receive for each Share subject to an Award a cash payment or Shares equal to the excess, if any, of (i) the Fair Market Value of a Share on the exercise date, over (ii) the exercise price of the SAR.

      (hh) “Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company (or NSI, in the case of NSI Conversion Awards), if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term “Subsidiary” shall also include a partnership in which the Company or a Subsidiary owns 50% or more of the profits interest or capital interest in the partnership.

      (ii) “Successor Corporation” means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes an Option in a transaction to which Section 424(a) of the Code applies.

      (jj) “Ten-Percent Stockholder” means an Eligible Employee who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

      (kk) “Termination for Cause” means the Optionee or Grantee has terminated employment and has been found by the Committee to be guilty of theft, embezzlement, fraud or misappropriation of the Company’s property or any action which, if the individual were an officer of the Company, would constitute a breach of fiduciary duty.

3.     Administration

      (a) The Plan shall be administered by the Committee, which shall hold such meetings as may be necessary for the proper administration of the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, or any Agreements, Options or Awards under the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

      (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i) to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share subject to each Option, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;

(ii) to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the amount of Shares payable, the number of SARs, Performance Units, Performance Shares, RSUs, and/or shares of Restricted Stock, to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such Award, the maximum value of each Award, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;.

(iii) to delegate to the Chief Executive Officer the authority to grant Options or Awards with respect to Shares to employees of the Company from a pool of Shares established by the Committee, provided that such grants are made in accordance with applicable law.

      Provided, however, that the Board can exercise any of the powers set forth in this Section 3(b), subject to any limitations imposed by Code Section 162(m) or Rule 16b-3 under the Exchange Act.

      (c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i) to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, a Subsidiary, and the Optionees and Grantees, as the case may be;

(ii) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

(iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4.     Shares Subject to Program

      (a) The maximum number of Shares that may be issued or transferred pursuant to Options and Awards under the Plan is 13,100,000 Shares (8,100,000 Shares authorized under the initial Plan and 5,000,000 additional Shares authorized pursuant to the amended and restated Plan) or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 10. The Shares may, in the discretion of the Company, be authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise, or a combination of each.

      (b) Not more than an aggregate of fifty percent (50%)of the Shares referred to in Section 4(a) may be issued or transferred in connection with Awards of Restricted Stock and Restricted Stock Units made pursuant to Section 7, and Awards of Performance Shares and Performance Units pursuant to Section 8.

      (c) Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason (other than by exercise of the Option), the Shares allocable to the canceled or otherwise terminated portion of such Option or Award may again be the subject of Options and Awards hereunder.

      (d) Whenever any Shares subject to an Award or Option are forfeited for any reason pursuant to the terms of the Plan, such shares may again be the subject of Options and Awards hereunder.

      (e) With respect to Shares used to exercise an Option or for tax withholding, the Committee shall, in its discretion and in accordance with applicable law, determine whether to include such Shares in determining the maximum number of Shares that may be issued under the Plan.

5.     Eligibility

      Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards; provided, however, that no Eligible Employee shall receive any Incentive Stock Options unless he is an employee of the Company or a Subsidiary (other than a Subsidiary that is a partnership) at the time the Incentive Stock Option is granted.

6.     Options

      The Committee may grant Options in accordance with the Plan and the terms and conditions of the Option shall be set forth in an Agreement. The Committee shall have sole discretion in determining the number of Shares underlying each Option to grant a Participant; provided, however, that in the case of any Incentive Stock Option granted under the Plan, the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) shall not exceed $100,000. Excluding any NSI Conversion Award, the maximum number of Shares subject to Options which can be granted under the Plan during a fiscal year of the Company to any Participant, including a Named Executive Officer, is 500,000 Shares. Each Option and Agreement shall be subject to the following conditions:

      (a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided, that the purchase price per Share under each Option (other than NSI Conversion Awards) shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

      (b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

      (c) Non-Transferability. Unless the Committee otherwise provides for transferability in the Agreement, no Option granted hereunder shall be transferable by the Optionee, otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

      (d) Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal or the same for each Optionee) and at such times (which may include performance requirements) as may be designated by the Committee, but not less than a year from the grant date except as otherwise provided in the last sentence in this Section 6(d), and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

      (e) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office (or in such other manner and to such other person or address as may be designated by the Committee), specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise, as determined by the Committee in its discretion or as provided in the Agreement, in cash, by check, or by transferring Shares to the Company or by attesting to the ownership of Shares upon such terms and conditions as determined by the Committee. The written notice pursuant to this Section 6(e) may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee’s broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares the Optionee transfers to the Company or attests to owning as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

      (f) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

      (g) Termination of Employment. The Agreement shall set forth the terms and conditions of the Option upon the termination of the Optionee’s employment with the Company, a Subsidiary or a Business Unit (including an Optionee’s ceasing to be employed by a Subsidiary or Business Unit as a result of the sale of such Subsidiary or Business Unit or an interest in such Subsidiary or Business Unit), as the Committee may, in its discretion, determine at the time the Option is granted or thereafter, provided, however no Option shall be exercisable beyond its maximum term as described in Section 6(b) hereof.

      (h) Effect of Change in Control. Unless otherwise provided in the Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and the Committee, in its discretion, may terminate the Options upon a Change in Control, provided that at least 30 days prior to the Change in Control, Committee notifies the Optionee that the Option will be terminated and provides the Optionee, at the election of the Committee, either, (i) a cash payment in the amount equal to the excess, if any, of (x)(A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of cancellation, of the Shares subject to the Option or portion thereof cancelled, or (2) the Adjusted Fair Market Value of the Shares subject to the option or portion thereof cancelled, or (B) in the case of an Incentive Stock Option, the Fair Market Value, at the time of cancellation, of the Shares subject to the Option or portion thereof cancelled, over (y) the aggregate purchase price for such Shares under the Option, or (ii) the right to exercise all Options (including the Options vested as a result of the Change in Control) immediately prior to the Change in Control.

      (i) Modification. Subject to the terms of the Plan, the Committee may, in its discretion, modify outstanding Options. Notwithstanding the foregoing, (i) no modification of an Option shall adversely alter or impair any rights or obligations under the Agreement without the Optionee’s consent, and (ii) the Committee shall not have authority, other than with shareholder approval, (A) to materially modify outstanding Options, (B) to accept the surrender of outstanding Options and grant new Options in substitution for them, or (C) to change the exercise price of any outstanding Option.

      (j) NSI Conversion Awards. Each NSI Conversion Award for an option granted under the NSI Long-Term Incentive Plans shall reflect the adjustments provided for in the Employee Benefits Agreements and shall have the same material terms and conditions as the award it replaces under the NSI Long-Term Incentive Plans, as determined by the Committee. Notwithstanding any other provision in this Plan to the contrary, no NSI Conversion Award in substitution of an award that qualified as an Incentive Stock Option immediately before the grant of the NSI Conversion Award shall contain any term that is materially more favorable than the terms of the substituted award which makes the award no longer qualify as an Incentive Stock Option.

7. Restricted Stock; Restricted Stock Units

      The Committee may grant Awards of Restricted Stock and Restricted Stock Units (RSUs), and may issue Shares of Restricted Stock in payment in respect of vested Performance Units (as hereinafter provided in Section 8(b)), which shall be evidenced by an Agreement between the Company and the Grantee. Shares of Restricted Stock and RSUs may be granted or awarded based upon the achievement of such Performance Measures (as listed on Appendix A) as the Committee may determine and subject to such other terms and conditions as the Committee may specify. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Stock and RSUs. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent. The aggregate maximum number of Shares that may be awarded under an Award of Restricted Stock and RSUs and an Award of Performance Shares and Performance Units to a Participant during any fiscal year of the Company is 100,000 Shares and Units.

      (a) Restricted Stock. Awards of Restricted Stock shall be subject to the following terms and provisions:

(i) Shares of Restricted Stock granted pursuant to an Award hereunder shall be recorded in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(ii) Unless the Agreement provides otherwise, until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in (iii) below, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

(iii) Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may provide in the Agreement, but generally no sooner than one year for performance-based awards and two years for time-vesting, non performance-based awards. Unless the Agreement provides otherwise, in the event of a Change in Control, all restrictions upon any Shares of Restricted Stock (other than Performance Shares) shall lapse immediately and all such Shares shall become fully vested in the Grantee.

(iv) The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Grantee’s employment with the Company, a Subsidiary or a Business Unit (including a forfeiture of Shares for which the restrictions have not lapsed upon Grantee’s ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

(v) At the time the Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the lapsing of restrictions imposed on such Shares, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares pursuant to Section 7(a)(iv) or otherwise.

(vi) Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to, or for the Shares to be credited to an account on behalf of, the Grantee with respect to such Shares, free of all restrictions hereunder (except any restrictions under Section 16).

(vii) Each NSI Conversion Award for restricted stock granted under the NSI Long-Term Incentive Plans shall reflect the adjustments provided for in the Employee Benefits Agreements and shall have the same material terms and conditions as the award it replaces under the NSI Long-Term Incentive Plans, as determined by the Committee.

      (b) Restricted Stock Units (RSUs). Awards of Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee, in its discretion, shall determine the number of RSUs to grant to a Participant and the restrictions, terms and conditions of the Award, including whether the Award will be paid in cash, Shares or a combination of the two and the time when the Award will be payable (i.e., at vesting, termination of employment or another date).

(ii) Unless the Agreement provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii) Restrictions upon RSUs awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may provide in the Agreement. Unless the Agreement provides otherwise, in the event of a Change in Control, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested in the Grantee.

(iv) The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Grantee’s employment with the Company, a Subsidiary or a Business Unit (including a forfeiture of RSUs for which the restrictions have not lapsed upon Grantee’s ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

8. Performance Awards

      (a) Performance Objectives. The Committee will select one or more of the Performance Measures listed on Appendix A attached hereto for purposes of Performance Awards under the Plan. Performance Measures may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Business Unit, or any combination of the foregoing. Performance Awards may also include performance levels that relate to individual achievements or goals. Performance objectives may be absolute or relative and may be expressed in terms of a progression within a specified range, with the Grantee becoming vested in (i) a minimum percentage of such Performance Awards in the event the Minimum Acceptable Objective is met or, if surpassed, a greater percentage (ii) an intermediate percentage of such Performance Awards in the event the Good Objective is met or, if surpassed, a greater percentage and (iii) one hundred percent (100%) of such Performance Awards in the event the Maximum Realistic Objective is met or surpassed. In addition to adjustments provided for by the Agreement, the Committee may, in determining whether the performance levels have been met, adjust the financial results for a Performance Cycle to exclude the effect of unusual charges or income items, or other events (such as acquisition or divestitures and equity and other restructurings), which are distortive of financial results for the Performance Cycle; provided, that, with respect to Named Executive Officers, in determining financial results, items whose exclusion from consideration will increase the Award shall only have their effects excluded if they constitute “extraordinary” or “unusual” events or items under generally accepted accounting principles and all such events and items shall be excluded. The Committee shall also adjust the performance calculations to exclude the unanticipated effect on financial results of changes in the Code, or other tax laws, and the regulations thereunder. The Committee may decrease the amount of an Award otherwise payable if, in the Committee’s view, the financial performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the Performance Measure was achieved.

      The Agreement may provide the Committee with the right, during a Performance Cycle or after it has ended, to revise the performance levels for the Performance Measure and the Award amounts, if unforeseen events (including, without limitation, a Change in Capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the judgment of the Committee make the application of the performance levels unfair unless a revision is made. For Named Executive Officers, such changes shall be made in a manner that is not inconsistent with Code Section 162(m).

      Except with respect to Named Executive Officers, the Committee may establish additional Performance Measures for purposes of Performance Awards under the Plan. Further, in the event that applicable tax and/or securities laws (including, but not limited to, Code Section 162(m) and Section 16 of the Exchange Act) change to permit Committee discretion to alter the governing Performance Measures for Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

      The aggregate maximum number of Performance Units and Performance Shares and Shares of Restricted Stock and RSUs a Participant may be awarded for any fiscal year of the Company shall be 100,000 Units and Shares.

      (b) Performance Units. The Committee may grant Performance Units, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Performance Unit shall, contingent upon the attainment of specified performance objectives within the Performance Cycle, represent one (1) Share. Each Agreement shall specify the number of the Performance Units to which it relates, the performance objectives which must be satisfied in order for the Performance Units to vest, the Performance Cycle within which such objectives must be satisfied, and the form of payment in respect of vested Performance Units.

(i) Vesting and Forfeiture. A Grantee shall become vested with respect to the Performance Units to the extent that the performance objectives set forth in the Agreement are satisfied for the Performance Cycle. Subject to Section 8(d) hereof, if the Minimum Acceptable Objective specified in the Agreement is not satisfied for the applicable Performance Cycle, the Grantee’s rights with respect to the Performance Units shall be forfeited.

(ii) Payment of Awards. Payment of Performance Units to Grantees in respect of vested Performance Units shall be made within sixty (60) days after the last day of the Performance Cycle to which such Award relates. Subject to Section 8(d), such payments may be made entirely in Shares, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion, shall determine at any time prior to such payment, provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock at the time the Award is granted. Except as provided in Section 8(d), and except as the Committee otherwise provides in the Agreement, if payment is made in the form of cash, the amount payable in respect of any Share shall be equal to the average of the Fair Market Value of such Share for the last ten (10) trading days of the Performance Cycle.

(iii) Termination of Employment. The Agreement shall set forth the terms and conditions of the Award of Performance Units upon the termination of the Grantee’s employment with the Company, a Subsidiary, or a Business Unit (including a Grantee’s ceasing to be employed by a Subsidiary or Business Unit as a result of the sale of such Subsidiary or Business Unit or an interest in such Subsidiary or Business Unit) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

      (c) Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares and shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, if any, and the terms and conditions as the Committee may, in its discretion, require, and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(i) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made, the time or times at which the Performance Shares granted pursuant to such Award hereunder shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

(ii) Nontransferability. Unless the Agreement provides otherwise, until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 8(c)(3) or 8(d), such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(iii) Lapse of Restrictions. Subject to Section 8(d), restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of performance and other objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(iv) Termination of Employment. The Agreement shall set forth the terms and conditions of the Award of Performance Shares upon the termination of the Grantee’s employment with the Company, a Subsidiary or a Business Unit (including a Grantee’s ceasing to be employed by a Subsidiary or Business Unit as a result of the sale of such Subsidiary or Business Unit or an interest in such Subsidiary or Business Unit) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

(v) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Performance Shares issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payments of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the lapsing of restrictions imposed on such Performance Shares, except that any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares pursuant to Section 8(c)(iv) or otherwise.

(vi) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to, or for the Shares to be credited to an account on behalf of, the Grantee with respect to such Shares, free of all restrictions hereunder.

      (d) Effect of Change in Control. Unless the Agreement provides otherwise, in the event of a Change in Control:

(i) With respect to the Performance Units, the Grantee shall (i) become vested in a percentage of Performance Unit as determined by the Committee at the time of the Award of such Performance Units and as set forth in the Agreement and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control, a cash payment within ten (10) days after such Change in Control equal to the product of the Adjusted Fair Market Value of a Share multiplied by the number of Performance Units which become vested in accordance with this Section 8(d); and

(ii) With respect to the Performance Shares, all restrictions shall lapse immediately on all or a portion of the Performance Shares as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the Agreement.

      (e) Nontransferability. Unless the Agreement provides otherwise, no Performance Awards shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution.

      (f) Definitions. For purposes of Performance Awards, the following definitions shall apply:

(i) “Good Objective” means a challenging and above average level of performance of the Company, a Subsidiary or a Business Unit during a Performance Cycle for which a performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

(ii) “Maximum Realistic Objective” means an excellent level of performance of the Company, a Subsidiary or a Business Unit during a Performance Cycle for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

(iii) “Minimum Acceptable Objective” means a minimum level of performance of the Company, a Subsidiary or a Business Unit during a Performance Cycle for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

9.     Stock Appreciation Rights (SARs)

      The Committee may grant SARs pursuant to the Plan, which SARs shall be evidenced by an Agreement in such form as the Committee shall from time to time approve. SARs shall comply with and be subject to the following terms and conditions:

      (a) Exercise Price. The exercise price of any SAR granted under the Plan shall be determined by the Committee at the time of the grant of such SAR, provided that the exercise price of a SAR shall not be less than the Fair Market Value of a Share on the date of grant.

      (b) Payment Upon Exercise. The exercise of a SAR with respect to any number of Shares shall entitle the Participant to a cash payment for each such Share or a number of Shares of stock equal in value to the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price of the SAR. All payments under this Section 9(b) shall be subject to tax withholding as provided in Section 17(b), and shall be made as soon as practicable but in no event later than five business days, after the effective date of the exercise of the SAR.

      (c) Duration. SARs granted hereunder shall be for such term as the Committee shall determine, provided that no SAR shall be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any SAR, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

      (d) Non-Transferability. Unless the Committee otherwise provides for transferability in the Agreement, no SAR granted hereunder shall be transferable by the Grantee, otherwise than by will or the laws of descent and distribution, and a SAR may be exercised during the lifetime of such Grantee only by the Grantee or his guardian or legal representative. The terms of such SAR shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

      (e) Vesting. Subject to Section 9(h) hereof, each SAR shall be exercisable in such installments (which need not be equal or the same for each Grantee) and at such times (which may include performance requirements) as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the SAR expires. The Committee may accelerate the exercisability of any SAR or portion thereof at any time.

      (f) Method of Exercise. The exercise of a SAR shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office (or in such other manner and to such other person or address as may be designated by the Committee), specifying the number of Shares with respect to which the SAR is being exercised and otherwise complying with such other rules as the Committee may establish.

      (g) Termination of Employment. The Agreement shall set forth the terms and conditions of the SAR upon the termination of the Grantee’s employment with the Company, a Subsidiary or a Business Unit (including a Grantee’s ceasing to be employed by a Subsidiary or Business Unit as a result of the sale of such Subsidiary or Business Unit or an interest in such Subsidiary or Business Unit), as the Committee may, in its discretion, determine at the time the SAR is granted or thereafter, provided, however no SAR shall be exercisable beyond its maximum term as described in Section 9(c) hereof.

      (h) Effect of Change in Control. Unless otherwise provided in the Agreement, in the event of a Change in Control, (i) all SARs outstanding on the date of such Change in Control shall become immediately and fully exercisable and (ii) the Grantee will automatically receive a cash payment in the amount equal to the excess, if any, of the Fair Market Value, on the date of the Change in Control, of the Shares subject to the SAR over (y) the aggregate exercise price of the Shares under the SAR.

      (i) Modification. Subject to the terms of the Plan, the Committee may, in its discretion, modify outstanding SARs. Notwithstanding the foregoing, (a) no modification of a SAR shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent, and (b) without shareholder approval, the Committee shall not have authority (i) to materially modify outstanding SARs,

(ii) to accept the surrender of outstanding SARs and grant new SARs in substitution for them, or (iii) to change the exercise price of any outstanding SAR.

10.     Adjustment Upon Changes in Capitalization

      (a) In the event of a Change in Capitalization, the Committee shall determine in its discretion, exercised in good faith, the appropriate adjustments, if any, to the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan (in the aggregate and to an individual Participant), the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan, and the purchase price therefore, if applicable.

      (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

      (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock, securities, Performance Units or Performance Shares (other than rights or warrants to purchase securities), such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Performance Units or Performance Shares pursuant to the Award or Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

11.     Release of Financial Information

      A copy of the Company’s annual report to stockholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company’s stockholders. Upon reasonable request the Company shall furnish as soon as reasonably practicable, to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company’s prior fiscal year.

12.     Foreign Employees.

      In order to facilitate the making of any grant of Options or Awards under this Plan, the Committee may provide for such special terms for Options or Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

13.     Termination and Amendment of the Plan

      (a) The amended and restated Plan shall terminate on December 18, 2013, and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan (other than to reduce the rights of Optionees and Grantees, as the case may be, under Sections 6(h), 7(a)(iii) and 8(d)), at any time and from time to time; provided, however, that to the extent required by the rules of the exchange on which the Shares are listed or applicable law, no amendment shall be effective unless approved by the stockholders of the Company at an annual or special meeting.

      (b) Except as provided in Section 10 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

14.     Nonexclusivity of the Plan

      The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, to the extent permitted by the rules of the exchange on which the Shares are listed or applicable law, and such arrangements may be either applicable generally or only in specific cases.

15.     Limitation of Liability

      As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

      (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

      (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

      (c) limit in any way the right of the Company to terminate the employment of any person at any time (with or without Cause); or

      (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

16.     Securities Law Regulation and Other Approvals; Governing Law

      (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof, except to the extent that such law is preempted by federal law.

      (b) The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

      (c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

      (d) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the code and regulations promulgated thereunder.

      (e) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

      (f) Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

      (g) In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Option under the Plan, the Committee may, subject to this Section 16, make any adjustments it deems appropriate in such Award or Option.

17.     Miscellaneous

      (a) Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or, subject to the provisions of the Plan, in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

      (b) Withholding of Taxes.

(i) The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to any Option or Award. If an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Optionee or Grantee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the Withholding Taxes to the Company, the Optionee or Grantee may make an irrevocable written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option or pursuant to an Award having an aggregate Fair Market Value equal to the Withholding Taxes.

(ii) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

      (c) Designation of Beneficiary. To the extent applicable to the type of Award, each Grantee (other than an Optionee) may designate a person or persons to receive in the event of his or her death, any Award or any amount payable pursuant thereto, to which he or she would then be entitled under the terms of the Plan. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.

      (d) Deferral. The Committee may permit a Participant to defer to another plan or program such Participant’s receipt of Shares or cash that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the vesting of Restricted Stock or RSUs or the earning of Performance Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

18.     Effective Date

      This amended and restated Plan shall be effective December 18, 2003.

APPENDIX A

to

ACUITY BRANDS, INC.

LONG-TERM INCENTIVE PLAN

Performance Measure	General Definition

AATP Margin	AATP divided by Sales
Adjusted After-Tax Profit (AATP)	APTP minus book income taxes (reported tax rate applied to APTP). The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense
Adjusted EBIT	EBIT excluding gain on asset sales
Adjusted Pre-Tax Profit (APTP)	Income before provision for income taxes plus interest expense plus implied interest on capitalized operating leases. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense
Capitalized Economic Profit	Economic Profit divided by a predetermined rate reflecting the cost of capital
Capitalized Entity Value	Sum of average invested capital in the business and the Capitalized Economic Profit
Capitalized Equity Value	Capitalized Entity Value minus total debt
Cashflow	Net cash provided by operating activities less net cash used for investing activities
Cashflow Return on Capital	Cashflow divided by average invested capital
Cashflow Return on Capitalized Entity/Equity Value	Cashflow divided by Capitalized Entity/Equity Value
Cashflow Return on Investment	The amount comprised of net income plus depreciation and amortization minus working capital expenditures, divided by the amount comprised of gross fixed assets plus net working capital excluding cash and debt
Change in Capital	Capital expenditures plus/minus change in operating working capital plus net proceeds from asset sales
Change in Operating Working Capital	GAAP cash flow of accounts receivable (including allowance for doubtful accounts), inventory, and accounts payable
Change in Price of Shares	Percentage increase in per-share price. This measure may be adjusted for Change in Capitalization (as defined in the Plan).
Change in Working Capital	Increase or decrease in working capital
Debt	Third-party debt recorded on the balance sheet. The measure may include or exclude lease obligations, accounts payable, and current or long-term accrued liabilities
Debt Reduction	Decrease in total debt from one period to another
Earnings Before Interest and Taxes (EBIT)	Earnings minus interest and taxes. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	Earnings minus interest, taxes, depreciation, and amortization. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense
Earnings Per Share	Primary or fully diluted earnings per share. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense
Economic Profit	AATP minus a charge for capital

Performance Measure	General Definition

Net Income	Net income as reported in Acuity Brands’ annual financial statements or the books and records of its segments. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense
Net Income Return on Capital	Net Income divided by average invested capital
Operating Working Capital	Net accounts receivable plus inventory minus accounts payable
Return on Assets (ROA)	Net Income divided by average total assets
Return on Equity (ROE)	Net Income divided by average stockholders’ equity
Return on Gross Investment	Sum of Net Income plus depreciation divided by sum of average invested capital plus accumulated depreciation
Return on Invested Capital	Net Income or AATP divided by average invested capital
Return on Net Assets (RONA)	Net Income, APTP, or income before taxes, divided by average net assets
Sales	Net sales of products and service revenues
Sales Growth	Percentage change in Sales from year to year
Total Return to Stockholders	Percentage change in stockholder value (stock price plus reinvested dividends)
Working Capital	Current assets minus current liabilities

    PRINTED ON RECYCLED PAPER

YOUR VOTE IS IMPORTANT

VOTE BY INTERNET/TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET https://www.proxyvotenow.com/ayl		TELEPHONE 1-866-580-7648 Within the United States and Canada only.		MAIL
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Account Number	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope	☒ Votes must be Indicated (x) in Black or Blue Ink.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ITEMS 1, 2 AND 3

Election of Directors							FOR	AGAINST	ABSTAIN

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTION	☐	2. To Approve the Amended and Restated Acuity Brand, Inc. Long-Term Incentive Plan	☐	☐	☐

Nominees: 01 - James S. Balloun, 02 - Jay M. Davis, 03 - Julia B. North						3. To Ratify the Appointment of the Independent Auditor	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write the number of the excepted nominee(s) in the space provided below.)

*Exceptions						UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3

Scan Line

Please sign below, exactly as name or names appear on this
  proxy. When signing as attorney, executor, administrator,
  trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

Date	Stockholder sign here	Co-Owner sign here

ANNUAL MEETING DIRECTIONS AND PARKING INFORMATION

RENAISSANCE WAVERLY HOTEL, CHAMBERS AMPHITHEATRE
1:00 p.m., December 18, 2003

Parking for stockholders attending the Annual Meeting will be available in the Renaissance Waverly Hotel parking lot on Galleria Parkway at the back of Cobb Galleria Centre and in any lot within Cobb Galleria Centre. There is easy access to the Chambers Amphitheatre from the main entrance of the hotel.

DIRECTIONS TO THE RENAISSANCE WAVERLY HOTEL:

2450 Galleria Parkway, Atlanta, GA 30339

TRAVELING WEST ON I-20: Take Exit #67B (I-285 NORTH). Proceed to Exit #20 (I-75 NORTH / SOUTH Highway 41 Cobb Parkway) (NOTE: Do not take Highway 75, go straight to Highway 41 / Cobb Parkway). Get in the far left-hand lane to turn LEFT onto Cobb Parkway. Turn LEFT at the second traffic light onto Galleria Parkway. Follow the road about 1/4 of a mile and the Hotel will be on your RIGHT.	TRAVELING NORTH ON I-75: Take Exit #259B (I- 285 WEST) Cobb Parkway / Highway 41 exit. Do not take I-285 West, follow signs to Cobb Parkway. Get in the far left-hand lane to turn LEFT onto Cobb Parkway. Turn LEFT at the second traffic light onto Galleria Parkway. Follow the road about 1/4 of a mile and the Hotel will be on your RIGHT.

TRAVELING EAST ON I-20: Take Exit #51B (I-285 NORTH). Proceed to Exit #19 (Cobb Parkway / Highway 41) then turn Right onto Cobb Parkway. Turn LEFT at the first traffic light onto Galleria Parkway. Follow the road about 1/4 of a mile and the Hotel will be on your RIGHT.

TRAVELING SOUTH ON I-75: Take Exit #259. Follow the signs for I-285 WEST. Proceed to the Cobb Parkway / Highway 41 exit before merging into I-285 WEST. Get in the far left-hand lane to turn LEFT onto Cobb Parkway. Turn LEFT at the second traffic light onto Galleria Parkway. Follow the road about 1/4 of a mile and the Hotel will be on your RIGHT.

TRAVELING SOUTH ON I-85: Take Exit #95 (I-285 WEST): Proceed to Exit #20 (I-75 NORTH / SOUTH Highway 41 Cobb Parkway). (NOTE: Do not take Highway 75, go straight to Highway 41 / Cobb Parkway). Get in the far left-hand lane to turn LEFT onto Cobb Parkway. Turn LEFT at the second traffic light onto Galleria Parkway. Follow the road about 1/4 of a mile and the Hotel will be on your RIGHT.

PROXY

ACUITY BRANDS, INC.

ANNUAL STOCKHOLDERS MEETING, DECEMBER 18, 2003
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned does hereby appoint JAMES S. BALLOUN, KENYON W. MURPHY and HELEN D. HAINES, and each of them, proxies of the undersigned with full power of substitution in each of them to vote at the annual meeting of stockholders of the Corporation to be held on December 18, 2003 at 1:00 p.m., and at any and all adjournments thereof, with respect to all shares which the undersigned would be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows on the reverse, and in their discretion upon all other matters brought before the meeting.

IF VOTING BY MAIL, PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN

PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued, and to be signed and dated on the reverse side)

☐	If you have changed your address on the front of the card, please mark this box.

☐	By checking the box to the left, I consent to future delivery of the Annual Report, Proxy Statement, prospectuses and other communications electronically via the Internet. I understand that the Corporation may no longer distribute printed materials for any future stockholder meeting until such consent is revoked. I understand that I may revoke this consent at any time by contacting the Corporation’s transfer agent, The Bank of New York, New York, NY and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.	ACUITY BRANDS INC. P.O. BOX 11289 NEW YORK, N.Y. 10203-0289